Exhibit 4.1


                             PX ESCROW CORP.

                            TO BE ASSUMED BY

                             PANAVISION INC.

            95/8% SENIOR SUBORDINATED DISCOUNT NOTES DUE 2006

                                   AND

       95/8% SENIOR SUBORDINATED DISCOUNT EXCHANGE NOTES DUE 2006




                                INDENTURE


                      DATED AS OF FEBRUARY 11, 1998




                          THE BANK OF NEW YORK
                                 TRUSTEE




                            TABLE OF CONTENTS

                                                                     Page
                                ARTICLE I

               Definitions and Incorporation by Reference

      SECTION 1.01. Definitions........................................1
      SECTION 1.02. Other Definitions.................................21
      SECTION 1.03. Incorporation by Reference of Trust
                      Indenture Act...................................21
      SECTION 1.04. Rules of Construction.............................22

                               ARTICLE II

                             The Securities

      SECTION 2.01.  Form and Dating..................................23
      SECTION 2.02.  Execution and Authentication.....................23
      SECTION 2.03.  Registrar and Paying Agent.......................24
      SECTION 2.04.  Paying Agent To Hold Money in Trust..............25
      SECTION 2.05.  Securityholder Lists.............................25
      SECTION 2.06.  Transfer and Exchange............................25
      SECTION 2.07.  Replacement Securities...........................26
      SECTION 2.08.  Outstanding Securities...........................26
      SECTION 2.09.  Temporary Securities.............................27
      SECTION 2.10.  Cancellation.....................................27
      SECTION 2.11.  Defaulted Interest...............................27
      SECTION 2.12.  CUSIP Numbers....................................27

                               ARTICLE III

                               Redemption

      SECTION 3.01.  Notices to Trustee...............................28
      SECTION 3.02.  Selection of Securities To Be Redeemed...........28
      SECTION 3.03.  Notice of Redemption.............................28
      SECTION 3.04.  Effect of Notice of Redemption...................30
      SECTION 3.05.  Deposit of Redemption Price......................30
      SECTION 3.06.  Securities Redeemed in Part......................30

                               ARTICLE IV

                                Covenants

      SECTION 4.01.  Payment of Securities............................30
      SECTION 4.02.  SEC Reports......................................31
      SECTION 4.03.  Limitation on Debt of the Company and its
                       Subsidiaries...................................31
      SECTION 4.04.  Limitation on Other Senior Subordinated
                     Debt and Secured Debt............................33
      SECTION 4.05.  Limitation on Restricted Payments................34
      SECTION 4.06.  Limitation on Sales of Assets and
                       Subsidiary Stock...............................36
      SECTION 4.07.  Limitation on Transactions with Affiliates.......41
      SECTION 4.08.  Change of Control................................43
      SECTION 4.09.  Limitation on Other Business Activities..........45
      SECTION 4.10.  Limitation on Restrictions on Distributions
                      from Subsidiaries...............................45
      SECTION 4.11.  Limitation on Issuances of Guarantees of Debt....46
      SECTION 4.12.  Compliance Certificate...........................47
      SECTION 4.13.  Further Instruments and Acts.....................47

                                ARTICLE V

                            Successor Company

SECTION 5.01.  When Company May Merge or Transfer Assets..............47

                               ARTICLE VI

                          Defaults and Remedies

      SECTION 6.01.  Events of Default................................48
      SECTION 6.02.  Acceleration.....................................51
      SECTION 6.03.  Other Remedies...................................51
      SECTION 6.04.  Waiver of Past Defaults..........................51
      SECTION 6.05.  Control by Majority..............................52
      SECTION 6.06.  Limitation on Suits..............................52
      SECTION 6.07.  Rights of Holders To Receive Payment.............52
      SECTION 6.08.  Collection Suit by Trustee.......................53
      SECTION 6.09.  Trustee May File Proofs of Claim.................53
      SECTION 6.10.  Priorities.......................................53
      SECTION 6.11.  Undertaking for Costs............................53
      SECTION 6.12.  Waiver of Stay or Extension Laws.................54

                               ARTICLE VII

                                 Trustee

      SECTION 7.01.  Duties of Trustee................................54
      SECTION 7.02.  Rights of Trustee................................55
      SECTION 7.03.  Individual Rights of Trustee.....................56
      SECTION 7.04.  Trustee's Disclaimer.............................56
      SECTION 7.05.  Notice of Defaults...............................56
      SECTION 7.06.  Reports by Trustee to Holders....................57
      SECTION 7.07.  Compensation and Indemnity.......................57
      SECTION 7.08.  Replacement of Trustee...........................58
      SECTION 7.09.  Successor Trustee by Merger......................58
      SECTION 7.10.  Eligibility; Disqualification....................59
      SECTION 7.11.  Preferential Collection of Claims
                       Against Company................................59

                              ARTICLE VIII

                   Discharge of Indenture; Defeasance

      SECTION 8.01.  Discharge of Liability on Securities;
                       Defeasance.....................................59
      SECTION 8.02.  Conditions to Defeasance.........................60
      SECTION 8.03.  Application of Trust Money.......................62
      SECTION 8.04.  Repayment to Company.............................62
      SECTION 8.05.  Indemnity for Government Obligations.............62
      SECTION 8.06.  Reinstatement....................................62

                               ARTICLE IX

                               Amendments

      SECTION 9.01.  Without Consent of Holders.......................63
      SECTION 9.02.  With Consent of Holders..........................64
      SECTION 9.03.  Compliance with Trust Indenture Act..............65
      SECTION 9.04.  Revocation and Effect of Consents and Waivers....65
      SECTION 9.05.  Notation on or Exchange of Securities............66
      SECTION 9.06.  Trustee To Sign Amendments.......................66
      SECTION 9.07.  Payment for Consent..............................66

                                ARTICLE X

                          Subsidiary Guarantees

      SECTION 10.01. Subsidiary Guarantees............................67
      SECTION 10.02. Guaranty Absolute................................68
      SECTION 10.03. Limitation on Liability..........................69
      SECTION 10.04. Waivers..........................................69
      SECTION 10.05. Waiver of Subrogation and Contribution...........70
      SECTION 10.06. No Waiver; Cumulative Remedies...................70
      SECTION 10.07. Successors and Assigns...........................71
      SECTION 10.08. Severability.....................................71

                               ARTICLE XI

                              Subordination

      SECTION 11.01.  Agreement To Subordinate........................71
      SECTION 11.02.  Liquidation, Dissolution, Bankruptcy............71
      SECTION 11.03.  Default on Senior Debt..........................72
      SECTION 11.04.  Acceleration of Payment of Securities...........73
      SECTION 11.05.  When Distribution Must Be Paid Over.............73
      SECTION 11.06.  Subrogation.....................................73
      SECTION 11.07.  Relative Rights.................................73
      SECTION 11.08.  Subordination May Not Be Impaired by Company....73
      SECTION 11.09.  Rights of Trustee and Paying Agent..............73
      SECTION 11.10.  Distribution or Notice to Representative........74
      SECTION 11.11.  Article XI Not To Prevent Events of
                       Default or Limit Right To Accelerate...........74
      SECTION 11.12.  Trust Moneys Not Subordinated...................74
      SECTION 11.13.  Trustee Entitled To Rely........................74
      SECTION 11.14.  Trustee To Effectuate Subordination.............75
      SECTION 11.15.  Trustee Not Fiduciary for Holders of
                        Senior Debt...................................75
      SECTION 11.16.  Reliance by Holders of Senior Debt on
                       Subordination Provisions.......................75

                               ARTICLE XII

                              Miscellaneous

      SECTION 12.01.  Trust Indenture Act Controls....................76
      SECTION 12.02.  Notices.........................................76
      SECTION 12.03.  Communication by Holders with Other Holders.....77
      SECTION 12.04.  Certificate and Opinion as to
                        Conditions Precedent..........................77
      SECTION 12.05.  Statements Required in Certificate or Opinion...77
      SECTION 12.06.  When Securities Disregarded.....................78
      SECTION 12.07.  Rules by Trustee, Paying Agent and Registrar....78
      SECTION 12.08.  Legal Holidays..................................78
      SECTION 12.09.  Governing Law...................................78
      SECTION 12.10.  No Recourse Against Others......................78
      SECTION 12.11.  Successors......................................78
      SECTION 12.12.  Multiple Originals..............................79
      SECTION 12.13.  Table of Contents; Headings.....................79

Rule 144A / Regulation S Appendix
Exhibit A -- Form of Initial Note
Exhibit B -- Form of Exchange Note
Exhibit C -- Form of Subsidiary Supplemental Indenture





            INDENTURE, dated as of February 11, 1998, between PX ESCROW CORP., a Delaware corporation ("PX Escrow"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

            Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities:


                                ARTICLE I

               Definitions and Incorporation by Reference

      SECTION 1.01.  Definitions.

            "Accreted Value" as of any date (the "Specified Date") means, with respect to each $1,000 Principal Amount at Maturity of Securities:

                  (i) if the Specified Date is one of the following dates (each a "Semi-Annual Accrual Date"), the amount set forth opposite such date below:


             Semi-Annual
             Accrual Date                     Accreted Value
             ------------                     --------------
             February 11, 1998                $  688.38
             August 1, 1998                      719.63
             February 1, 1999                    754.26
             August 1, 1999                      790.56
             February 1, 2000                    828.61
             August 1, 2000                      868.48
             February 1, 2001                    910.28
             August 1, 2001                      954.08
             February 1, 2002                 $1,000.00


                  (ii) if the Specified Date occurs between two Semi-Annual Accrual Dates, the sum of (A) the Accreted Value for the Semi-Annual Accrual Date immediately preceding the Specified Date and (B) an amount equal to the product of (i) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding SemiAnnual Accrual Date and (ii) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180 (or, if the Semi-Annual Accrual Date immediately preceding the Specified Date is February 11, 1998, the denominator of which is 170; and

                  (iii) if the Specified Date occurs after February 1, 2002, $1,000.00.

Whenever the redemption price or Put Amount is paid in connection with the redemption, purchase or repurchase of a portion of a Security, the Accreted Value of such Security is reduced by the Accreted Value of the portion of the Security so redeemed, purchased or repurchased.

            "Affiliate" of any specified Person means (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (ii) any other Person who is a director or officer (A) of such specified Person, (B) of any subsidiary of such specified Person or (C) of any Person described in clause (i) above. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Applicable Premium" means, with respect to a Security at any time, the greater of (i) 1.0% of the Accreted Value of such Security at such time and (ii) the excess of (A) the present value at such time of the Principal Amount at Maturity plus any required interest payments due on such Security, computed using a discount rate equal to the Treasury Rate plus 100 basis points, over (B) the Accreted Value of such Security at such time.

            "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital Stock of a Subsidiary of the Company (other than directors' qualifying shares and other than Capital Stock of a Non-Recourse Subsidiary), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Subsidiaries (other than a Non-Recourse Subsidiary) (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Subsidiary of the Company to the Company or by the Company or a Subsidiary of the Company to a Wholly Owned Recourse Subsidiary, (ii) a disposition of property or assets by the Company or its Subsidiaries at fair market value in the ordinary course of business, (iii) a disposition by the Company or its Subsidiaries of obsolete assets or inventory in the ordinary course of business, (iv) a disposition subject to or permitted by Section 4.05, (v) an issuance of employee stock options and
(vi) a disposition by the Company or any of its Subsidiaries in which the Company or its Subsidiaries receive as consideration Capital Stock of (or similar interests in) a Person engaged in, or assets that will be used in, the businesses of Panavision and its Wholly Owned Recourse Subsidiaries, or additionally, in the case of a disposition by a Subsidiary that is not a Wholly Owned Recourse Subsidiary, the business of such Subsidiary, existing on the Issue Date or in businesses reasonably related thereto, as determined by the Board of Directors of the Company, the determination of which shall be conclusive and evidenced by a resolution of the Board of Directors of the Company.

            "Assumption" means the assumption by Panavision of the obligations of PX Escrow under this Indenture, the Securities, the Registration Agreement, the Purchase Agreement and the Escrow Agreement pursuant to the terms of the Escrow Agreement.

            "Average Life" means, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of the transaction or event giving rise to the need to calculate the Average Life of such Debt to the date, or dates, of each successive scheduled principal payment of such Debt multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

            "Bank Debt" means any and all amounts payable by the Company or any of its Subsidiaries under or in respect of the Credit Agreement or any Refinancing thereof, or any other agreements with lenders party to the foregoing, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company), fees, charges, expenses, reimbursement obligations, Guarantees and all other amounts payable thereunder or in respect thereof; provided, however, that nothing in this definition shall permit the Company or any of its Subsidiaries to Issue any Debt that is not permitted pursuant to Section 4.03.

            "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board.

            "Business Day" means each day which is not a Legal Holiday.

            "Capital Lease Obligation" of a Person means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

            "Capital Stock" of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

            "Change of Control" means the occurrence of any of the following events on or after the Issue Date:

                  (i) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders "beneficially own" (as so defined), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for the purposes of this clause (i), such other Person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other Person "beneficially owns" (as so defined), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as so defined), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent corporation); or

                  (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Company" means (i) prior to the Effective Date, PX Escrow, and
(ii) from and after the Effective Date, Panavision until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

            "Consolidated EBITDA Coverage Ratio" means, for any period, the ratio of (i) the aggregate amount of EBITDA for such period to (ii) Consolidated Interest Expense for such period; provided, however, that:

            (1) if Panavision or any Subsidiary of Panavision has Issued any Debt since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio is an Issuance of Debt, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been Issued on the first day of such period and the discharge of any other Debt Refinanced or otherwise discharged with the proceeds of such new Debt as if such discharge had occurred on the first day of such period;

            (2) if since the beginning of such period Panavision or any Subsidiary of Panavision shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Debt of Panavision or any Subsidiary of Panavision Refinanced or otherwise discharged with respect to Panavision and its continuing Subsidiaries in connection with such Asset Disposition for such period (or if the Capital Stock of any Subsidiary of Panavision is sold, the Consolidated Interest Expense for such period directly attributable to the Debt of such Subsidiary to the extent Panavision and its continuing Subsidiaries are no longer liable for such Debt after such sale); and

            (3) if since the beginning of such period Panavision or any Subsidiary of Panavision (by merger or otherwise) shall have made an Investment in any Subsidiary of Panavision (or any Person which becomes a Subsidiary of Panavision) or an acquisition of assets which constitute all or substantially all of an operating unit of a business, including any Investment or acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto, as if such Investment or acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, an Investment in any Person, an Asset Disposition, the amount of income or earnings relating thereto, or the amount of Consolidated Interest Expense associated with any Debt, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Debt bears a floating rate of interest and is being given pro forma effect, the interest on such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.

            "Consolidated Interest Expense" means, for any period, the sum of (a) the interest expense of Panavision and its consolidated Subsidiaries (other than Non-Recourse Subsidiaries) for such period as determined in accordance with GAAP consistently applied, plus (b) Preferred Stock dividends in respect of Preferred Stock of Panavision or any Subsidiary of Panavision (other than a Non-Recourse Subsidiary) held by Persons other than Panavision or a Wholly Owned Recourse Subsidiary, plus (c) the cash contributions to an employee stock ownership plan of Panavision and its Subsidiaries (other than Non-Recourse Subsidiaries) to the extent such contributions are used by an employee stock ownership plan to pay interest.

            "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of Panavision and its consolidated Subsidiaries for such period as determined in accordance with GAAP, adjusted to the extent included in calculating such net income (or loss), by excluding

            (i)   all extraordinary gains or losses;

            (ii) the portion of net income (or loss) of Panavision and its consolidated Subsidiaries attributable to minority interests in unconsolidated Persons except to the extent that, in the case of net income, cash dividends or distributions have actually been received by Panavision or one of its consolidated Subsidiaries (subject, in the case of a dividend or distribution received by a Subsidiary of Panavision, to the limitations contained in clause (v) below) and, in the case of net loss, Panavision or any Subsidiary of Panavision has actually contributed, lent or transferred cash to such unconsolidated Person;

            (iii) net income (or loss) of any other Person attributable to any period prior to the date of combination of such other Person with Panavision or any of its Subsidiaries on a "pooling of interests" basis;

            (iv) net gains or losses in respect of dispositions of assets by Panavision or any of its Subsidiaries (including pursuant to a sale-and-leaseback arrangement) other than in the ordinary course of business;

            (v) the net income of any Subsidiary of Panavision to the extent that the declaration of dividends or distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its shareholders;

            (vi) any net income or loss of any Non-Recourse Subsidiary, except that Panavision's equity in the net income of any such Non-Recourse Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Non-Recourse Subsidiary during such period to Panavision as a dividend or other distribution; and

            (vii) the cumulative effect of a change in accounting principles;

provided, however, that in using Consolidated Net Income for purposes of calculating the Consolidated EBITDA Coverage Ratio at any time, net income of a Subsidiary of the type described in clause (v) of this definition shall not be excluded. Notwithstanding the foregoing, for the purposes of
Section 4.05 only, Consolidated Net Income shall be calculated after giving effect on a pro forma basis to, (a) to the extent not already included in the calculation of consolidated net income of Panavision in accordance with GAAP, interest expense on the Securities, amortization of deferred financing charges on the Securities and interest income on Escrowed Property accruing from the Issue Date to but excluding the Effective Date as if Panavision had issued the Securities on the Issue Date and (b) to the extent Transaction Charges have been charged to Consolidated Net Income in the fiscal quarter during which such Transaction Charges were incurred, the Transaction Charges as if they had not been charged to Consolidated Net Income in the fiscal quarter in which such Transaction Charges were incurred but instead had been capitalized on the consolidated balance sheet of Panavision in connection with the Transactions and subsequently amortized over a 40-year period.

            "Consolidated Net Worth" of any Person means, at any date, all amounts which would, in conformity with GAAP, be included under shareholders' equity on a consolidated balance sheet of such Person at such date, less any amounts attributable to Redeemable Stock or Exchangeable Stock.

            "Credit Agreement" means the credit facilities to be provided to the Company pursuant to a Commitment Letter dated January 23, 1998 from The Chase Manhattan Bank, as such facilities may be amended, supplemented, waived and otherwise modified or Refinanced from time to time.

            "Debt" of any Person means, on any date of determination, without duplication,

                  (i) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

                  (ii) all Capital Lease Obligations of such Person;

                  (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business);

                  (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

                  (v) the amount of all obligations of such Person with respect to the redemption, repayment (including liquidation preference) or other repurchase of, in the case of a Subsidiary of the Company, any Preferred Stock and, in the case of any other Person, any Redeemable Stock (but excluding in each case any accrued dividends);

                  (vi) all obligations of the type referred to in clauses
      (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including Guarantees of such obligations and dividends; and

                  (vii) all obligations of the type referred to in clauses
      (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

            "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "Designated Senior Debt" means, as of any date of determination, (i) the Bank Debt and (ii) any other Senior Debt of the Company; provided that for purposes of this clause (ii) the Senior Debt of the Company Issued in any single transaction shall not be Designated Senior Debt unless the Senior Debt Issued in such transaction (including any commitments to lend), at the time of Issuance, had an aggregate principal amount outstanding (including any commitments to lend) exceeding $25,000,000 and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt."

            "EBITDA" means, for any period, the Consolidated Net Income for such period, plus the following to the extent included in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense, (v) all other noncash charges (excluding any noncash charge to the extent that it requires an accrual of or a reserve for cash disbursements for any future period), (vi) Transaction Charges and (vii) foreign currency gains or losses.

            "Effective Date" means the effective date of the Assumption.

            "Escrow Agent" means the Escrow Agent from time to time under the Escrow Agreement.

            "Escrow Agreement" means the Escrow Agreement dated as of February 11, 1998, between the Company and The Bank of New York, as escrow agent thereunder, as amended from time to time.

            "Escrowed Property" has the meaning ascribed thereto in the Escrow Agreement.

            "Exchange Act" means the Securities Exchange Act of 1934.

            "Exchange Notes" means the 9 5/8% Senior Subordinated Discount Exchange Notes Due 2006 of the Company, if and when issued pursuant to a Registered Exchange Offer for Initial Notes.

            "Exchangeable Stock" means any Capital Stock of a Person which by its terms or otherwise is required to be exchanged or converted or is exchangeable or convertible at the option of the holder into another security (other than Capital Stock of such Person which is neither Exchangeable Stock nor Redeemable Stock).

            "Existing Credit Agreement" means the Credit Agreement, dated as of June 5, 1997, among Panavision, the subsidiary guarantors and lenders signatory thereto and The Chase Manhattan Bank, as administrative agent, as in effect on the Issue Date.

            "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time, except that for purposes of calculating the Consolidated EBITDA Coverage Ratio, it shall mean generally accepted accounting principles in the United States as in effect on the Issue Date.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

            "Indenture" means this Indenture, as amended or supplemented from time to time.

            "Initial Notes" means the 9 5/8% Senior Subordinated Discount Notes Due 2006 of the Company.

            "Investment" in any Person means any loan or advance to, any net payment on a Guarantee of, any acquisition of Capital Stock, equity interest, obligation or other security of, or capital contribution or other investment in, such Person. Investments shall exclude advances to customers and suppliers in the ordinary course of business. The term "Invest" has a corresponding meaning. For purposes of the definitions of "Non-Recourse Subsidiary" and "Restricted Payment" and for purposes of Section 4.05, (i) "Investment" shall include a designation after the Issue Date of a Subsidiary as a Non-Recourse Subsidiary, and such Investment shall be valued at an amount equal to the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is designated a Non-Recourse Subsidiary; and (ii) any property transferred to or from a Non-Recourse Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company, and if such property so transferred (including in a series of related transactions) has a fair market value, as so determined by the Board of Directors, in excess of $10,000,000, such determination shall be confirmed by an independent appraiser.

            "Issue" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Debt or Capital Stock of a Person existing at the time such Person becomes a Subsidiary of another Person (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary of such other Person.

            "Issue Date" means the date of original issue of the Initial Notes.

            "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or in the state where the principal office of the Trustee is located.

            "Lien" means any mortgage, pledge, security interest, conditional sale or other title retention agreement or other similar lien.

            "Mafco Holdings" means Mafco Holdings Inc., a Delaware corporation, and its successors.

            "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to such properties or assets or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required or estimated in good faith to be required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Debt which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from or in connection with such Asset Disposition and (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; provided, however, that in connection with an Asset Disposition to a Subsidiary of the Company (other than a Non-Recourse Subsidiary), Net Available Cash will be deemed to be a percentage of Net Available Cash (as calculated above) equal to (A) 100% minus (B) the Company's percentage ownership in such Subsidiary.

            "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or estimated in good faith to be payable as a result thereof.

            "Non-Convertible Capital Stock" means, with respect to any corporation, any non-convertible Capital Stock of such corporation and any Capital Stock of such corporation convertible solely into non-convertible common stock of such corporation; provided, however, that Non-Convertible Capital Stock shall not include any Redeemable Stock or Exchangeable Stock.

            "Non-Recourse Debt" means Debt or that portion of Debt (i) as to which neither the Company nor its Subsidiaries (other than a Non-Recourse Subsidiary) (A) provide credit support (including any undertaking, agreement or instrument which would constitute Debt), (B) is directly or indirectly liable or (C) constitute the lender and (ii) no default with respect to which (including any rights which the holders thereof may have to take enforcement action against the assets of a Non-Recourse Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company or its Subsidiaries (other than Non-Recourse Subsidiaries) to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

            "Non-Recourse Subsidiary" means a Subsidiary of the Company (i) which has been designated as such by the Company, (ii) which has no Debt other than Non-Recourse Debt and (iii) which is in the same line of business as Panavision and its Wholly Owned Recourse Subsidiaries existing on the Issue Date or in businesses reasonably related thereto.

            "Obligations" means (a) the full and punctual payment of Principal of and interest, if any, on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance of all other obligations of the Company under this Indenture and the Securities.

            "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company.

            "Officers' Certificate" means a certificate signed by the Chairman of the Board, Vice Chairman, the President or a Vice President (regardless of Vice Presidential designation), and by the Treasurer, an Assistant Treasurer, Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the Officers signing an Officers' Certificate given pursuant to Section 4.12 shall be the principal executive, financial or accounting officer of the Company.

            "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. Such counsel may be an employee of or counsel to the Company (or its Parent or one of its Subsidiaries) or the Trustee.

            "Panavision" means Panavision Inc., a Delaware corporation, and its successors.

            "Parent" means any Person which acquires or owns directly or indirectly 80% or more of the voting power of the Voting Stock of the Company.

            "Permitted Affiliate" means any individual that is a director or officer of Panavision, of Parent, of a Subsidiary of Panavision or of an Unrestricted Affiliate; provided, however, that such individual is not also a director or officer of Mafco Holdings or any Person that controls Mafco Holdings.

            "Permitted Holders" means Ronald O. Perelman (or in the event of his incompetence or death, his estate, heirs, executor, administrator, committee or other personal representative (collectively, "heirs")) or any Person controlled, directly or indirectly, by Ronald O. Perelman or his heirs.

            "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

            "Principal" of a Security as of any date means the Accreted Value of the Security as of such date plus, in the case of any redemption or an offer to repurchase Securities pursuant to Section 4.06 or 4.08, the premium, if any, payable on the Security which is due or overdue or is to become due on such date.

            "Principal Amount at Maturity" of a Security means the amount specified as such on the face of such Security.

            "Private Exchange Notes" means the 9 5/8% Senior Subordinated Discount Exchange Notes Due 2006 of the Company, if and when issued pursuant to a Private Exchange for Initial Notes.

            "Put Amount" as of any date means, with respect to each $1,000 Principal Amount at Maturity of Securities, 101% of the Accreted Value thereof as of the date of repurchase.

            "PX Holding" means PX Holding Corporation, a Delaware corporation, and its successors.

            "PX Merger" means PX Merger Corporation, a Delaware corporation, and its successors.

            "Recapitalization Agreement" means the Agreement of Recapitalization and Merger, dated as of December 18, 1997, by and among PX Holding, PX Merger and Panavision, as amended from time to time.

            "Redeemable Stock" means, with respect to any Person, Capital Stock of such Person that by its terms or otherwise is required to be redeemed on or prior to the first anniversary of the Stated Maturity of the Securities or is redeemable at the option of the holder thereof at any time on or prior to the first anniversary of the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Redeemable Stock if (x) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Securities in Sections 4.06 and 4.08, as determined in good faith by the Board of Directors of the Company, the determination of which shall be evidenced by a resolution of such Board of Directors, and
(y) any such requirement only becomes operative after compliance with such Sections, including the purchase of any Securities tendered pursuant thereto.

            "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to Issue Debt in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

            "Refinancing Costs" means, with respect to any Debt being Refinanced, any premium actually paid thereon and reasonable costs and expenses, including underwriting discounts, in connection with such Refinancing; provided, that if any Debt Issued in connection with such a Refinancing is Issued at a discount, Refinancing Costs shall be an amount equal to the accreted value (as of the Stated Maturity of the Debt being Refinanced) of the portion of such Debt used to pay such premium, costs and expenses.

            "Representative" means the trustee, agent or representative (if any) for an issue of Senior Debt.

            "Restricted Payment" means, as to any Person making a Restricted Payment,

            (i) any dividend or any distribution on or in respect of the Capital Stock of such Person (including any payment in connection with any merger or consolidation involving such Person) or to the holders of the Capital Stock of such Person (except dividends or distributions payable solely in the NonConvertible Capital Stock of such Person or in options, warrants or other rights to purchase the Non-Convertible Capital Stock of such Person);

            (ii) any purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or of any direct or indirect parent of the Company;

            (iii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition);

            (iv) any Investment in any Affiliate of the Company other than
      (x) a Subsidiary of the Company, (y) an Affiliate of the Company which will become a Subsidiary of the Company as a result of any such Investment and (z) an Unrestricted Affiliate; or

            (v) any Investment in a Non-Recourse Subsidiary.

            "Rule 144A" means Rule 144A under the Securities Act.

            "SEC" means the Securities and Exchange Commission.

            "Secured Debt" means Debt that is secured by a Lien.

            "Securities" means the Initial Notes, the Exchange Notes and the Private Exchange Notes, treated as a single class of securities.

            "Securities Act" means the Securities Act of 1933.

            "Semi-Annual Accrual Date" has the meaning set forth in the definition of Accreted Value.

            "Senior Debt" means, with respect to any Person, the following obligations, whether outstanding on the Issue Date or thereafter created, incurred or assumed, and whether at any time owing actually or contingent:

                  (i) all obligations of such Person consisting of the Bank Debt;

                  (ii) all obligations of such Person consisting of the principal of and premium (if any) and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person), and all fees, expenses and other amounts in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

                  (iii) all Capital Lease Obligations of such Person;

                  (iv) all obligations of such Person (A) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (B) under interest rate swaps, caps, collars, options and similar arrangements and foreign currency hedges entered into in respect of any obligations described in clauses (i), (ii) and (iii) or (C) Issued or assumed as the deferred purchase price of property and all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement;

                  (v) all obligations of other Persons of the type referred to in clauses (ii), (iii) and (iv) and all dividends of other persons for the payment of which, in either case, such Person is responsible or liable as obligor, guarantor or otherwise, including by means of any agreement which has the economic effect of a Guarantee; and

                  (vi) all obligations of such Person consisting of Refinancings of any obligation described in clauses (i), (ii), (iii),
      (iv) or (v);

unless, in the case of any particular obligation, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Securities, if such Person is the Company, or to the Subsidiary Guarantee of such Person, if such Person is a Subsidiary of the Company. However, Senior Debt of such Person will not include (1) any obligation of such Person to the Company or to any Subsidiary of the Company, (2) any liability for Federal, state, local or other taxes owed or owing by such Person, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any indebtedness, Guarantee or obligation of such Person that is subordinate or junior in any respect to any other indebtedness, Guarantee or obligation of such Person,
(5) that portion of any Debt which at the time of Issuance is issued in violation of this Indenture; provided, however, that in the case of this clause (5), (A) any Debt Issued to any person who had no actual knowledge that the Issuance of such Debt was not permitted under this Indenture and who received on the date of Issuance thereof a certificate from an officer of the Company or a Subsidiary of the Company to the effect that the Issuance of such Debt would not violate the Indenture shall constitute Senior Debt and (B) any Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business shall constitute Senior Debt provided that such Debt would normally be extinguished within three Business Days of Issuance or (6) the Initial Notes, the Exchange Notes or the Private Exchange Notes.

            "Senior Subordinated Debt" means the Securities and any other indebtedness, Guarantee or obligation of the Company that specifically provides that such indebtedness, Guarantee or obligation is to rank pari passu in right of payment with the Securities and is not subordinated in right of payment by its terms to any indebtedness, Guarantee or obligation of the Company which is not Senior Debt of the Company.

            "Significant Subsidiary" means (i) any Subsidiary (other than a Non- Recourse Subsidiary) of the Company which at the time of determination either (A) had assets which, as of the date of the Company's most recent quarterly consolidated balance sheet, constituted at least 5% of the Company's total assets on a consolidated basis as of such date, in each case determined in accordance with GAAP, or (B) had revenues for the 12-month period ending on the date of the Company's most recent quarterly consolidated statement of income which constituted at least 5% of the Company's total revenues on a consolidated basis for such period, or (ii) any Subsidiary of the Company (other than a Non-Recourse Subsidiary) which, if merged with all Defaulting Subsidiaries (as defined below) of the Company, would at the time of determination either (A) have had assets which, as of the date of the Company's most recent quarterly consolidated balance sheet, would have constituted at least 10% of the Company's total assets on a consolidated basis as of such date or (B) have had revenues for the 12-month period ending on the date of the Company's most recent quarterly consolidated statement of income which would have constituted at least 10% of the Company's total revenues on a consolidated basis for such period (each such determination being made in accordance with GAAP). "Defaulting Subsidiary" means any Subsidiary of the Company (other than a Non-Recourse Subsidiary) with respect to which an event described under
Section 6.01(6), 6.01(7), 6.01(8) or 6.01(9) has occurred and is continuing.

            "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

            "Stockholders Agreement" means the Voting and Stockholders Agreement, dated as of December 18, 1997, by and among Panavision, Mafco Holdings and Warburg Pincus Capital Company, L.P., as amended from time to time.

            "Subordinated Obligation" means any Debt of the Company (whether outstanding on the date hereof or hereafter Issued) which is subordinate or junior in right of payment to the Securities.

            "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

            "Tax Sharing Agreement" means any tax allocation agreement between the Company or any of its Subsidiaries with the Company or any direct or indirect shareholder of the Company with respect to consolidated or combined tax returns including the Company or any of its Subsidiaries but only to the extent that amounts payable from time to time by the Company or any such Subsidiary under any such agreement do not exceed the corresponding tax payments that the Company or such Subsidiary would have been required to make to any relevant taxing authority had the Company or such Subsidiary not joined in such consolidated or combined returns, but instead had filed returns including only the Company or its Subsidiaries (provided that any such agreement may provide that, if the Company or any such Subsidiary ceases to be a member of the affiliated group of corporations of which Mafco Holdings is the common parent for purposes of filing a consolidated federal income tax return (such cessation, a "Deconsolidation Event"), then the Company or such Subsidiary shall indemnify such direct or indirect shareholder with respect to any federal, state or local income, franchise or other tax liability (including any related interest, additions or penalties) imposed on such shareholder as the result of an audit or other adjustment with respect to any period prior to such Deconsolidation Event that is attributable to the Company, such Subsidiary or any predecessor business thereof (computed as if the Company, such Subsidiary or such predecessor business, as the case may be, were a stand-alone entity that filed separate tax returns as an independent corporation), but only to the extent that any such tax liability exceeds any liability for taxes recorded on the books of the Company or such Subsidiary with respect to any such period).

            "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, in each case, maturing within 360 days of the date of acquisition thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company (including the Trustee) which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 and whose debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by any registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a nationally recognized broker-dealer, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-2" (or higher) according to Moody's Investors Service, Inc. or "A-2" (or higher) according to Standard and Poor's Corporation and (v) securities with maturities of six months or less from the date of acquisition backed by standby or direct pay letters of credit issued by any bank satisfying the requirements of clause (ii) above.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the Issue Date.

            "Transaction Charges" means nonrecurring charges related to or arising out of the Transactions.

            "Transactions" means the transactions contemplated by the Recapitalization Agreement, the Stockholders Agreement and the Escrow Agreement.

            "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for repayment or, in the case of defeasance, prior to the date of deposit (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining average life to Stated Maturity of the Securities; provided, however, that if the average life to Stated Maturity of the Securities is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life to Stated Maturity of the Securities is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

            "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

            "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

            "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

            "Unrestricted Affiliate" means a Person (other than a Subsidiary of the Company) controlled (as defined in the definition of an "Affiliate") by the Company, in which no Affiliate of the Company (other than (x) a Wholly Owned Recourse Subsidiary of the Company, (y) a Permitted Affiliate and (z) another Unrestricted Affiliate) has an Investment.

            "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

            "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

            "Wholly Owned Recourse Subsidiary" means a Subsidiary of the Company (other than a Non-Recourse Subsidiary) all the Capital Stock of which (other than directors' qualifying shares) is owned by (i) the Company, (ii) the Company and one or more Wholly Owned Recourse Subsidiaries or (iii) one or more Wholly Owned Recourse Subsidiaries.

            SECTION 1.02.     Other Definitions.


                       Term                             Defined in Section

"Agent Members"................................                2.12
"Appendix".....................................                2.01
"Bankruptcy Law"...............................                6.01
"covenant defeasance option"...................                8.01(b)
"CUSIP"........................................                2.11
"Custodian"....................................                6.01
"Default Amount"...............................                6.02
"DTC"..........................................                4.10
"Event of Default".............................                6.01
"Exempt Transaction"...........................                4.07(b)
"Global Security"..............................                App.
"Guaranteed Obligations".......................               10.01
"Guaranty".....................................               10.01
"indemnitee"...................................                7.07
"Initial Payment Blockage Notice"..............               11.03
"legal defeasance option"......................                8.01(b)
"Notice of Default"............................                6.01
"Offer"........................................                4.06(c)
"Offer Amount".................................                4.06(d)(2)
"Offer Period".................................                4.06(d)(2)
"pay the Securities"...........................               11.03
"Paying Agent".................................                2.03
"Payment Blockage Notice"......................               11.03
"Payment Blockage Period"......................               11.03
"Private Exchange".............................                App.
"Purchase Agreement"...........................                App.
"Purchase Date"................................                4.06(d)(1)
"Registrar"....................................                2.03
"Registered Exchange Offer"....................                App.
"Registration Agreement".......................                App.
"reporting date"...............................                4.02
"Shelf Registration Statement".................                App.
"Subsidiary Guarantee".........................               10.01
"Subsidiary Guarantor".........................               10.01


             Term                                       Defined in Section

"Subsidiary Supplemental Indenture"............             4.11(a)
"Successor Person".............................             5.01(a)

            SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "Commission" means the SEC.

            "indenture securities" means the Securities.

            "indenture security holder" means a Securityholder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

            SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                  (1)   a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP and all accounting calculations will be determined in accordance with such principles;

                  (3)   "or" is not exclusive;

                  (4) "including" means including without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular;

                  (6) unsecured debt shall not be deemed to be subordinate or junior to secured debt merely by virtue of its nature as unsecured debt;

                  (7) the principal amount of any noninterest bearing or other discount security at any date of Issuance shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP and accretion of principal on such security shall be deemed to be the Issuance of Debt; provided, however, that the accretion of principal on such security shall not be deemed to be the Issuance of Debt if the issuer elects, at the time of original Issuance of such security, to treat such accretion as if, on such date of original Issuance, there were an additional Issuance of Debt in an aggregate principal amount equal to the excess of the principal amount at maturity of such security over the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP (except to the extent otherwise provided in Section 4.03(c)(2)), and, unless repaid or redeemed, the amount of such additional Issuance of Debt shall be treated as being outstanding for all purposes under this Indenture until such security is paid in full;

                  (8) the principal amount of any Preferred Stock shall be
      (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

                  (9) whenever in this Indenture or the Securities it is provided that the Accreted Value, the Put Amount or the Principal Amount at Maturity with respect to a Security shall be paid, such provision shall be deemed to require (whether or not so expressly stated) the simultaneous payment of any accrued and unpaid interest to the date of payment on such Security payable pursuant to paragraph 1 of the Securities.


                               ARTICLE II

                             The Securities

            SECTION 2.01. Form and Dating. Provisions relating to the Initial Notes, the Private Exchange Notes and the Exchange Notes are set forth in the Rule 144A/Regulation S Appendix attached hereto (the "Appendix") which is hereby incorporated in and expressly made part of this Indenture. The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes, the Private Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibits A and B are part of the terms of this Indenture.

            SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

            A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

            The Trustee shall authenticate and deliver (i) Initial Notes for original issue in an aggregate Principal Amount at Maturity of $217,903,000 and (ii) Exchange Notes or Private Exchange Notes for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to the Registration Agreement or otherwise, in exchange for a like Principal Amount at Maturity of Initial Notes, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and, if such order is being delivered other than on the Issue Date, whether the Securities are to be Initial Notes, Exchange Notes or Private Exchange Notes. The aggregate Principal Amount at Maturity of Securities outstanding at any time may not exceed the amount specified in clause (i) of this paragraph except as provided in Section 2.07.

            The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

            SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

            The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Recourse Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

            The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

            SECTION 2.04. Paying Agent To Hold Money in Trust. On or prior to each due date of the Principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such Principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of Principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

            SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

            SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in accordance with the provisions of the Appendix. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(1) of the Uniform Commercial Code and the Appendix are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal Principal Amount at Maturity of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

            Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of Principal of and interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

            All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

            SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

            Every replacement Security is an additional obligation of the Company.

            SECTION 2.08. Outstanding Securities. Securities outstanding ("Outstanding") at any time are all Securities authenticated and delivered by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not Outstanding. A Security does not cease to be Outstanding because the Company or an Affiliate of the Company holds the Security.

            If a Security is paid or replaced pursuant to Section 2.07, it ceases to be Outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

            If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all Principal and interest, if any, payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be Outstanding, the Accreted Value of such Securities ceases to increase and interest, if any, on them ceases to accrue.

            SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Company, without charge to the Holder.

            SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver such canceled Securities to the Company upon the Company's written request. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

            SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

            SECTION 2.12. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.


                              ARTICLE III

                               Redemption

            SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities or is required to redeem Securities pursuant to paragraph 6 of the Securities, it shall notify the Trustee in writing of the redemption date, the paragraph of the Securities pursuant to which the redemption will occur, and the Principal Amount at Maturity of Securities to be redeemed. If the Company is required to redeem the Securities pursuant to paragraph 6 of the Securities the Company shall also so notify the Escrow Agent concurrently with its notification to the Trustee.

            In the case of a redemption pursuant to paragraph 5 of the Securities, the Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. In the case of a redemption pursuant to paragraph 6 of the Securities, the Company shall give such notices to the Trustee and the Escrow Agent provided for in this Section promptly after the occurrence of the event triggering the requirement to redeem the Securities. Any notice delivered pursuant to paragraph 5 of the Securities shall be accompanied by an Officers' Certificate to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption for determining the Holders to whom notice of redemption will be sent pursuant to Section 3.03 shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee unless the Trustee consents to a shorter period.

            SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee in its discretion shall select the Securities to be redeemed either on a pro rata basis or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate. The Trustee shall make the selection from Outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the Principal Amount at Maturity of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of Principal Amount at Maturity of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

            SECTION 3.03. Notice of Redemption. In the case of a redemption pursuant to paragraph 5 of the Securities, at least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed. In the case of a redemption pursuant to paragraph 6 of the Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities on the date it delivers the notice to the Trustee pursuant to Section 3.01.

            Any notice delivered pursuant to this Section 3.03 shall identify the Securities to be redeemed and shall state:

                        (a)   the redemption date;

                        (b)   the redemption price;

                        (c)   the name and address of the Paying Agent;

                        (d) that Securities called for redemption must be
            surrendered to the Paying Agent to collect the redemption price;

                        (e) if fewer than all the Outstanding Securities
            are to be redeemed, the identification of the particular Securities to be redeemed as well as the aggregate Principal Amount at Maturity of Securities to be redeemed and if any Security is being redeemed in part, the portion of the Principal Amount at Maturity of such Security to be redeemed and that after the redemption date and upon surrender of such Security a new Security or Securities will be issued having a Principal Amount at Maturity equal to the Principal Amount at Maturity of the Security surrendered less the Principal Amount at Maturity of the portion of the Security redeemed;

                        (f) that, unless the Company defaults in making
            such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, the Accreted Value on Securities (or portion thereof) called for redemption ceases to increase and interest, if any, thereon ceases to accrue on and after the redemption date;

                        (g) the paragraph of the Securities pursuant to
            which the Securities called for redemption are being redeemed;

                        (h) the CUSIP number printed on the Securities
            being redeemed; and

                        (i) that no representation is made as to the
            correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

            At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

            SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

            SECTION 3.05. Deposit of Redemption Price. On or prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

            SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security having a Principal Amount at Maturity equal to the Principal Amount at Maturity of the Security surrendered less the Principal Amount at Maturity of the portion of the Security so redeemed.


                               ARTICLE IV

                                Covenants

            SECTION 4.01. Payment of Securities. The Company shall promptly pay the Principal of and interest, if any, on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all Principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture. The Company shall pay interest on overdue Principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

            SECTION 4.02. SEC Reports. Notwithstanding that the Company may not be required to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, from and after the date (the "reporting date") of effectiveness of an Exchange Offer Registration Statement (as defined in the Registration Agreement), the Company shall file or cause to be filed with the SEC and provide the Trustee and Holders with the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) specified in Sections 13 and 15(d) of the Exchange Act. Prior to the reporting date, the Company shall provide the Trustee and Holders with information with respect to Panavision that is substantially similar to that required to be provided to such Persons after the reporting date. The Company also shall comply with the other provisions of TIA ss. 314(a).

            SECTION 4.03. Limitation on Debt of the Company and its Subsidiaries. (a)Prior to the Effective Date, the Company shall not Issue any Debt, except the following:

            (1)   the Securities; and

            (2) Debt of the Company that is not secured by a Lien on any assets, property or Capital Stock owned by the Company or any of its Subsidiaries, the proceeds of which Debt are used solely for deposit (or the purchase of U.S. Government Obligations to be deposited) with the Escrow Agent in an amount not to exceed the amount necessary, together with the net proceeds to the Company of the Issuance of the Securities, to enable the Company to make the Initial Deposit (as defined in the Escrow Agreement).

            (b) From and after the Effective Date, the Company shall not, and shall not permit any Subsidiary of the Company to, Issue, directly or indirectly, any Debt; provided, however, that the Company and its Subsidiaries will be permitted to Issue Debt if, at the time of such Issuance, the Consolidated EBITDA Coverage Ratio for the period of the most recently completed four consecutive fiscal quarters ending at least 45 days prior to the date such Debt is Issued exceeds the ratio of 2.0 to 1.0.

            (c) Notwithstanding the foregoing, from and after the Effective Date the Company and its Subsidiaries may Issue the following Debt:

            (1) Debt Issued pursuant to the Credit Agreement, any
      Refinancing thereof or any other credit agreement, indenture or other agreement, in an aggregate principal amount not to exceed $350 million outstanding at any one time;

            (2) the Securities and Debt Issued by the Company in exchange for, or the proceeds of which are used to Refinance, any Debt permitted by this clause (2); provided, however, that in the case of any Debt (other than the Exchange Notes and the Private Exchange Notes) Issued in connection with a Refinancing, (x) the principal amount or, in the case of Debt Issued at a discount, the accreted value of the Debt so Issued shall, as of the Stated Maturity of the Debt being Refinanced, not exceed the sum of (i) the principal amount or, if the Debt being Refinanced was Issued at a discount, the accreted value of the Debt being Refinanced as of the Stated Maturity of the Debt being Refinanced, and (ii) any Refinancing Costs associated with such Refinancing, (y) the Debt so Issued shall not provide for the payment of principal or interest in cash prior to February 1, 2002, shall not have a Stated Maturity prior to the Stated Maturity of the Securities and shall not, at the time such Debt is Issued, have an Average Life that is less than the Average Life of the Debt being Refinanced and (z) the Debt so Issued shall consist of Senior Subordinated Debt or Subordinated Obligations;

            (3) Debt (in addition to Debt described in clauses (1) and (2) above) Issued for working capital and general corporate purposes in an aggregate principal amount at the time of such Issue which, when taken together with the aggregate principal amount then outstanding of all other Debt Issued pursuant to this clause (3), shall not exceed the sum of (i) 50% of the book value of the inventory of the Company and its consolidated Subsidiaries and (ii) 80% of the book value of the accounts receivable of the Company and its consolidated Subsidiaries, in each case as determined in accordance with GAAP;

            (4) Debt of the Company Issued to and held by a Wholly Owned Recourse Subsidiary and Debt of a Subsidiary of the Company Issued to and held by the Company or a Wholly Owned Recourse Subsidiary; provided, however, that any subsequent Issuance or transfer of any Capital Stock that results in any such Wholly Owned Recourse Subsidiary ceasing to be a Wholly Owned Recourse Subsidiary or any subsequent transfer of such Debt (other than to the Company or a Wholly Owned Recourse Subsidiary) shall be deemed, in each case, to constitute the Issuance of such Debt by the Company or of such Debt by such Subsidiary;

            (5) Debt (other than Debt described in clause (1), (2), (3) or
      (4) above) of Panavision or any of its Subsidiaries outstanding on the Issue Date and Debt Issued to Refinance any Debt (other than the Existing Credit Agreement) permitted by this clause (5), by clause
      (6) below or by Section 4.03(b); provided, however, that in the case of a Refinancing, the principal amount of the Debt so Issued shall not exceed the principal amount of the Debt being Refinanced plus any Refinancing Costs associated with such Refinancing; and provided further, however, that to the extent such Refinancing Debt is used directly or indirectly to Refinance Debt of a Subsidiary described in clause (6) below, the portion of such Refinancing Debt so used shall be Issued only by such Subsidiary or any Subsidiary of such Subsidiary;

            (6) Debt of a Subsidiary of the Company Issued and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Debt Issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary of the Company or was acquired by the Company);

            (7) Non-Recourse Debt of a Non-Recourse Subsidiary; provided, however, that if any such Debt thereafter ceases to be Non-Recourse Debt of a Non-Recourse Subsidiary, then such event shall be deemed for the purposes of this Section 4.03 to constitute the Issuance of such Debt by the issuer thereof; and

            (8) Debt (in addition to Debt Issued pursuant to clauses (1) through (7) above and Section 4.03(b)) in an aggregate principal amount outstanding at any time not to exceed $50 million.

            (d) The foregoing shall not prohibit the Issuance of Redeemable Stock of Panavision contemplated by the Stockholders Agreement, provided that such Redeemable Stock is redeemed by Panavision in connection with the Transactions.

            (e) To the extent the Company or any Subsidiary of the Company Guarantees any Debt of the Company or of a Subsidiary of the Company, such Guarantee and such Debt will be deemed to be the same indebtedness and only the amount of the Debt will be deemed to be outstanding. If the Company or a Subsidiary of the Company Guarantees any Debt of a Person that, subsequent to the Issuance of such Guarantee, becomes a Subsidiary, such Guarantee and the Debt so Guaranteed shall be deemed to be the same indebtedness, which shall be deemed to have been Issued when the Guarantee was Issued and shall be deemed to be permitted to the extent the Guarantee was permitted when Issued.

            SECTION 4.04. Limitation on Other Senior Subordinated Debt and Secured Debt. (a)The Company shall not Issue, directly or indirectly, any Debt which is subordinate or junior in ranking in any respect to Senior Debt of the Company unless such Debt is Senior Subordinated Debt or is expressly subordinated in right of payment to the Securities.

            (b) The Company will not issue any Secured Debt that is not Senior Debt of the Company unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with (or prior to) such Secured Debt with a Lien on the same assets securing such Secured Debt for so long as such Secured Debt is secured by such Lien.

            SECTION 4.05. Limitation on Restricted Payments. (a) Prior to the Effective Date, the Company shall not make any Restricted Payment except to the extent necessary to consummate the Transactions.

            (b) From and after the Effective Date, the Company shall not, and shall not permit any of its Subsidiaries, directly or indirectly, to make any Restricted Payment if, at the time of the making of such Restricted Payment:

            (1) a Default shall have occurred and be continuing (or would result therefrom); or

            (2) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of:

                  (i) 50% of Consolidated Net Income (or, if such aggregate
            Consolidated Net Income is a deficit, minus 100% of such deficit) accrued during the period (treated as one accounting period) from January 1, 1998, to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment;

                  (ii) the aggregate Net Cash Proceeds from sales of
            Capital Stock of Panavision (other than Redeemable Stock or Exchangeable Stock) or cash capital contributions made to Panavision on or after the Issue Date (exclusive of any Net Cash Proceeds or cash capital contributions received in connection with the Transactions, if any) (other than a sale to or a contribution by a Subsidiary of Panavision or any employee stock ownership plan established by Panavision or a Subsidiary of Panavision for the benefit of its employees);

                  (iii) the amount by which Debt of Panavision is reduced
            on Panavision's consolidated balance sheet on or after the Issue Date upon any conversion or exchange of Debt of Panavision into Capital Stock of Panavision which is not Redeemable Stock or Exchangeable Stock;

                  (iv) the aggregate Net Cash Proceeds received by
            Panavision from the Issue or sale of its Capital Stock (other than Redeemable Stock or Exchangeable Stock) to an employee stock ownership plan subsequent to the Issue Date; provided, however, that if such employee stock ownership plan incurs any Debt, such aggregate amount of Net Cash Proceeds shall be limited to an amount equal to any increase in the Consolidated Net Worth of Panavision resulting from principal repayments made by such employee stock ownership plan with respect to Debt incurred by it to finance the purchase of such Capital Stock; and

                  (v) to the extent that an Investment made by Panavision
            or a Subsidiary subsequent to the Issue Date has theretofore been included in the calculation of the amount of Restricted Payments, the aggregate cash repayments to Panavision or a Subsidiary of such Investment to the extent not included in Consolidated Net Income; provided, however, that any such cash repayment shall be excluded from the amount of aggregate cash repayments described in this clause (v) to the extent that such cash is attributable to the net proceeds of the Issuance of Non-Recourse Debt by a Non-Recourse Subsidiary and has been or is subsequently used to make a dividend or distribution pursuant to Section 4.05(c)(ix).

            (c) Section 4.05(b) shall not prohibit the following (none of which shall be included in the calculation of the amount of Restricted Payments, except to the extent expressly provided in clause (vi) below):

                  (i) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent Issue or sale of, Capital Stock of the Company (other than Redeemable Stock or Exchangeable Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan) or of a cash capital contribution; provided, however, that the Net Cash Proceeds from such sale shall be excluded from clauses (ii) and (iv) of Section 4.05(b)(2);

                  (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations;

                  (iii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.06;

                  (iv) any loan to a Permitted Affiliate entered into in the ordinary course of business; provided, however, that such Permitted Affiliate holds, directly or indirectly, no more than 10% of the outstanding Capital Stock of the Company;

                  (v) dividends or distributions made by a Subsidiary of the Company to the Company or a Subsidiary of the Company and, if a Subsidiary of the Company is not wholly owned, to its other stockholders pro rata to the extent they are not Affiliates of the Company (other than (x) a Subsidiary of the Company, (y) an
      Unrestricted Affiliate and (z) a Permitted Affiliate);

                  (vi) dividends paid within 60 days after the date of declaration thereof, or Restricted Payments made within 60 days after the making of a binding commitment in respect thereof, if at such date of declaration or of such commitment such dividend or other Restricted Payment would have complied with this Section; provided, however, that at the time of payment of such dividend or the making of such Restricted Payment, no other Default shall have occurred and be continuing (or would result therefrom); provided further, however, that such dividend or other Restricted Payment shall be included in the calculation of the amount of Restricted Payments;

                  (vii) purchases, redemptions, defeasances or acquisitions of Non-Recourse Debt by a Non-Recourse Subsidiary;

                  (viii)dividends and distributions in respect of Redeemable Stock Issued by the Company or in respect of Preferred Stock Issued by any Subsidiary of the Company, in each case to the extent such Issuance is permitted by Section 4.03;

                  (ix) so long as no Default has occurred and is continuing or would result from such transaction, dividends or distributions made by the Company to the extent attributable to the net proceeds of the Issuance of Non- Recourse Debt by Non-Recourse Subsidiaries;

                  (x) Restricted Payments necessary to consummate the Transactions or which are repaid in connection with the Transactions; and

                  (xi) so long as no Default shall have occurred and be continuing, amounts paid to Parent, to the extent necessary to enable Parent to pay actual expenses, other than those paid to Affiliates of the Company, incidental to being a publicly reporting, but non-operating, company.

            (d) The Company or any Subsidiary of the Company may take actions to make a Restricted Payment in anticipation of the occurrence of any of the events described in Sections 4.05(b) or 4.05(c); provided, however, that the making of such Restricted Payment shall be conditioned upon the occurrence of such event.

            SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock. (a) Prior to the Effective Date, the Company shall not make any Asset Disposition except to the extent necessary to consummate the Transactions.

            (b) From and after the Effective Date, the Company shall not, and shall not permit any Subsidiary of the Company (other than a Non-Recourse Subsidiary) to, make any Asset Disposition unless:

                  (i) the Company or such Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors of the Company, the determination of which shall be conclusive and evidenced by a resolution of the Board of Directors of the Company (including as to the value of all non-cash consideration), of the Capital Stock and assets subject to such Asset Disposition;

                  (ii) at least 75% of the consideration consists of cash, cash equivalents, readily marketable securities which the Company intends, in good faith, to liquidate promptly after such Asset Disposition or the assumption of liabilities (including, in the case of the sale of the Capital Stock of a Subsidiary of the Company, liabilities of the Company or such Subsidiary) (provided, however, that in respect of an Asset Disposition, more than 25% of the consideration may consist of consideration other than cash, cash equivalents, such readily marketable securities or such assumed liabilities if (x) such Asset Disposition is approved by a majority of those members of the Board of Directors of the Company having no personal stake in such Asset Disposition and (y) if such Asset Disposition involves aggregate consideration in excess of $10,000,000 (with the value of any non-cash consideration being determined by a majority of those members of the Board of Directors of the Company having no personal stake in such Asset Disposition), such Asset Disposition has been determined, in the written opinion of a nationally recognized investment banking firm, to be fair from a financial point of view to the Company or such Subsidiary, as the case may be); and

                  (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Subsidiary, as the case may be:

                        (A) first, to the extent the Company is required by
            the terms of any Senior Debt of the Company or Debt of a Subsidiary to prepay, repay or purchase Senior Debt of the Company or Debt of a Wholly Owned Recourse Subsidiary or additionally, in the case of an Asset Disposition by a Subsidiary that is not a Wholly Owned Recourse Subsidiary, Debt of such Subsidiary (in each case other than Debt owed to the Company or an Affiliate of the Company) in accordance with the terms of such Debt;

                        (B) second, to the extent of the balance of such
            Net Available Cash after application in accordance with clause
            (A), at the Company's election, to either (1) the prepayment, repayment or repurchase of Senior Debt of the Company or Debt of a Wholly Owned Recourse Subsidiary or, additionally in the case of an Asset Disposition by a Subsidiary that is not a Wholly Owned Recourse Subsidiary, Debt of such Subsidiary (in each case other than Debt owed to the Company or an Affiliate of the Company) which the Company is not required by the terms thereof to prepay, repay or repurchase (whether or not the related loan commitment is permanently reduced in connection therewith), or (2) the investment by the Company or any Wholly Owned Recourse Subsidiary (or, additionally in the case of an Asset Disposition by a Subsidiary that is not a Wholly Owned Recourse Subsidiary, the investment by such Subsidiary) in assets to replace the assets that were the subject of such Asset Disposition or in assets that (as determined by the Board of Directors of the Company, the determination of which shall be conclusive and evidenced by a resolution of such Board of Directors) will be used in the businesses of Panavision and its Wholly Owned Recourse Subsidiaries (or, additionally in the case of an Asset Disposition by a Subsidiary that is not a Wholly Owned Recourse Subsidiary, the businesses of such Subsidiary) existing on the Issue Date or in businesses reasonably related thereto, in all cases, within the later of one year from the date of such Asset Disposition or the receipt of such Net Available Cash; and

                        (C) third, to the extent of the balance of such Net
            Available Cash after application in accordance with clauses (A) and (B), to make an offer to purchase Securities and other Senior Subordinated Debt designated by the Company pursuant to and subject to the conditions of Section 4.06(c);

provided, however, that in connection with an offer pursuant to clause (C) above, if the principal amount and premium of such Securities and such Senior Subordinated Debt, together with accrued and unpaid interest tendered for acceptance pursuant to such offer exceeds the balance of Net Available Cash, then the Company will accept for purchase the Securities and such Senior Subordinated Debt of each such tendering holder on a pro rata basis in accordance with the principal amount so tendered.

            Notwithstanding the foregoing provisions of this Section 4.06(b), the Company and the Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.06(b) except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this Section 4.06(b) exceeds $10,000,000. Pending application of Net Available Cash pursuant to this Section 4.06(b), such Net Available Cash shall be (i) invested in Temporary Cash Investments or (ii) used to make an optional prepayment under any revolving credit facility constituting Senior Debt of the Company or Debt of a Wholly Owned Recourse Subsidiary (or, additionally in the case of a Subsidiary that is not a Wholly Owned Recourse Subsidiary, Debt of such Subsidiary), whether or not the related loan commitment is permanently reduced in connection therewith.

            (c) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 4.06(b)(iii)(C), the Company will be required to purchase Securities and Senior Subordinated Debt designated by the Company tendered pursuant to an offer by the Company for the Securities and such Senior Subordinated Debt (the "Offer") at a purchase price of 100% of their Accreted Value or principal amount, as applicable, without premium, plus accrued interest to the Purchase Date (or in respect of other Senior Subordinated Debt such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Debt) in accordance with the procedures (including prorationing in the event of oversubscription) set forth in Section 4.06(d), provided that the procedures for making an offer to holders of other Senior Subordinated Debt will be as provided for by the terms of such Senior Subordinated Debt. If
(x) the aggregate purchase price of Securities and Senior Subordinated Debt tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Securities and Senior Subordinated Debt, (y) the Company shall not be obligated to make an Offer pursuant to the last sentence of this paragraph or (z) the Company shall be unable to purchase Securities from Holders thereof in an Offer because of the provisions of applicable law or of the Company's or its Subsidiaries' loan agreements, indentures or other contracts governing Senior Debt of the Company or Debt of Subsidiaries (in which case the Company need not make an Offer), the Company shall apply the remaining Net Available Cash to (i) invest in assets to replace the assets that were the subject of the Asset Disposition or in assets that (as determined by the Board of Directors of the Company, the determination of which shall be conclusive and evidenced by a resolution of such Board of Directors) will be used in the businesses of Panavision and its Wholly Owned Recourse Subsidiaries (or, additionally in the case of an Asset Disposition by a Subsidiary that is not a Wholly Owned Recourse Subsidiary, the business of such Subsidiary) existing on the Issue Date or in businesses reasonably related thereto or (ii) in the case of clause (x) or (y), prepay, repay or repurchase Debt of the Company or Debt of a Wholly Owned Recourse Subsidiary or, additionally in the case of an Asset Disposition by a Subsidiary that is not a Wholly Owned Recourse Subsidiary, Debt of such Subsidiary which the Company or such Wholly Owned Recourse Subsidiary or Subsidiary is not required by the terms thereof to prepay, repay, repurchase or redeem (in each case other than Debt owed to the Company or an Affiliate of the Company), whether or not the related loan commitment is permanently reduced in connection therewith. The Company shall not be required to make an Offer for Securities and Senior Subordinated Debt pursuant to this Section if the Net Available Cash available therefor (after application of the proceeds as provided in clause
(A) and clause (B) of Section 4.06(b)(iii)) are less than $10,000,000 for any particular Asset Disposition (which lesser amounts shall not be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

            (d)(1) Promptly, and in any event within five days after the last date by which the Company must have applied Net Available Cash pursuant to Section 4.06(b)(iii)(B), the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorationing as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of Principal Amount at Maturity, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), and (ii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (2).

            (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(b). On such date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) in immediately available funds an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. The amount so deposited, at the option of, and pursuant to the specific written direction of, the Company, may be invested in Temporary Cash Investments the maturity date of which is not later than the Purchase Date. The Company shall be entitled to any interest or dividends accrued, earned or paid on such Temporary Cash Investments. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities and Senior Subordinated Debt delivered by the Company to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to the Company promptly after the expiration of the Offer Period.

            (3) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the Principal Amount at Maturity of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the purchase price for the aggregate Principal Amount at Maturity of Securities surrendered by Holders (and other Senior Subordinated Debt) exceeds the Offer Amount, the Company shall select the Securities (and other Senior Subordinated Debt) to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities having a Principal Amount at Maturity of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be Issued new Securities equal in Principal amount to the unpurchased portion of the Securities surrendered.

            (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company will also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

            (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

            SECTION 4.07. Limitation on Transactions with Affiliates. (a) Prior to the Effective Date, the Company shall not conduct any business or enter into any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company or any legal or beneficial owner of 10% or more of the voting power of the Voting Stock of the Company or with an Affiliate of any such owner other than to the extent necessary to consummate the Transactions.

            (b) From and after the Effective Date, the Company shall not, and shall not permit any of its Subsidiaries (other than a Non-Recourse Subsidiary) to, conduct any business or enter into any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company or any legal or beneficial owner of 10% or more of the voting power of the Voting Stock of the Company or with an Affiliate of any such owner unless:

                  (i) the terms of such business, transaction or series of transactions are (A) set forth in writing and (B) at least as favorable to the Company or such Subsidiary as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arm's-length dealings with an unrelated third Person; and

                  (ii) to the extent that such business, transaction or series of transactions is known by the Board of Directors of the Company or of such Subsidiary to involve an Affiliate of the Company or a legal or beneficial owner of 10% or more of the voting power of the Voting Stock of the Company or an Affiliate of such owner, then:

                        (A) with respect to a transaction or series of
            related transactions, other than any purchase or sale of inventory, renting of property or rendering of services in the ordinary course of business (an "Exempt Transaction"), involving aggregate payments or other consideration in excess of $5,000,000, such transaction or series of related transactions has been approved (and the value of any noncash consideration has been determined) by a majority of those members of the Board of Directors of the Company having no personal stake in such business, transaction or series of transactions; and

                        (B) with respect to a transaction or series of
            related transactions, other than any Exempt Transaction, involving aggregate payments or other consideration in excess of $10,000,000 (with the value of any noncash consideration being determined by a majority of those members of the Board of Directors of the Company having no personal stake in such business, transaction or series of transactions), such transaction or series of related transactions has been determined, in the written opinion of a nationally recognized investment banking firm to be fair, from a financial point of view, to the Company or such Subsidiary.

            (c) The provisions of Section 4.07(b) shall not prohibit:

                  (i) any Restricted Payment permitted to be paid pursuant to Section 4.05;

                  (ii) any transaction between the Company and any of its Subsidiaries; provided, however, that no portion of any minority interest in any such Subsidiary is owned by (x) any Affiliate (other than the Company, a Wholly Owned Recourse Subsidiary of the Company, a Permitted Affiliate or an Unrestricted Affiliate) of the Company or
      (y) any legal or beneficial owner of 10% or more of the voting power of the Voting Stock of the Company or any Affiliate of such owner (other than the Company, any Wholly Owned Recourse Subsidiary of the Company or an Unrestricted Affiliate);

                  (iii) any transaction between Subsidiaries of the Company; provided, however, that no portion of any minority interest in any such Subsidiary is owned by (x) any Affiliate (other than the Company, a Wholly Owned Recourse Subsidiary of the Company, a Permitted Affiliate or an Unrestricted Affiliate) of the Company or
      (y) any legal or beneficial owner of 10% or more of the voting power of the Voting Stock of the Company or any Affiliate of such owner (other than the Company, any Wholly Owned Recourse Subsidiary of the Company or an Unrestricted Affiliate);

                  (iv) any transaction between the Company or a Subsidiary of the Company and its own employee stock ownership plan;

                  (v) any transaction with a Permitted Affiliate entered into in the ordinary course of business (including compensation or employee benefit arrangements with any such officer or director); provided, however, that such Permitted Affiliate holds, directly or indirectly, no more than 10% of the outstanding Capital Stock of the Company;

                  (vi) any business or transaction with an Unrestricted
      Affiliate;

                  (vii) any transaction pursuant to which Mafco Holdings will provide the Company and Panavision and its Subsidiaries at their request and at the cost to Mafco Holdings with certain allocated services to be purchased from third party providers, such as legal and accounting services, insurance coverage and other services;

                  (viii) any transaction contemplated by a Tax Sharing Agreement; and

                  (ix)  the Transactions.

            SECTION 4.08. Change of Control. (a) Upon a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part of such Holder's Securities at a repurchase price in cash equal to their Put Amount as of the date of repurchase, plus accrued and unpaid interest, if any, to the date of repurchase in accordance with the terms contemplated in Section 4.08(b). Prior to the mailing of the notice to Holders provided for in Section 4.08(b) but in any event within 30 days following any Change of Control, if the terms of any then outstanding Bank Debt prohibit the purchase of the Securities, the Company covenants to (i) repay in full all Bank Debt or to offer to repay in full all Bank Debt and to repay the Bank Debt of each lender who has accepted such offer or (ii) obtain the requisite consent under the Bank Debt to permit the repurchase of the Securities as provided for in Section 4.08(b). The Company shall first comply with the covenant in the preceding sentence before it shall be required to purchase Securities pursuant to this Section 4.08.

            (b) Within 45 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

            (1) that a Change of Control has occurred and that such Holder has the right to require the Company to repurchase all or any part of such Holder's Securities at a repurchase price in cash equal to their Put Amount as of the date of repurchase plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

            (2) the circumstances and relevant facts regarding such Change of Control;

            (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

            (4) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities repurchased.

            (c) Holders electing to have a Security repurchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the repurchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the repurchase date, a facsimile transmission or letter setting forth the name of the Holder, the Principal Amount at Maturity of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

            (d) On the repurchase date, all Securities repurchased by the Company under this Section shall be delivered to the Trustee for cancellation, and the Company shall pay the repurchase price to the Holders entitled thereto. Upon surrender of a Security that is repurchased under this Section in part, the Company shall execute and the Trustee shall authenticate for the Holder thereof (at the Company's expense) a new Security having a Principal Amount at Maturity equal to the Principal Amount at Maturity of the Security surrendered less the portion of the Principal Amount at Maturity of the Security repurchased.

            (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

            SECTION 4.09.  Limitation on Other Business Activities.
Prior to the Effective Date, the Company shall not engage in any business operations other than those in connection with the Issuance of the Securities and the Transactions.

            SECTION 4.10. Limitation on Restrictions on Distributions from Subsidiaries. From and after the Effective Date, the Company shall not, and shall not permit any Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Debt owed to the Company,
(ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except:

            (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date;

            (2) any encumbrance or restriction with respect to a Subsidiary pursuant to an agreement relating to any Debt Issued by such Subsidiary on or prior to the date on which such Subsidiary was acquired by the Company (other than Debt Issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company) and outstanding on such date;

            (3) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of any Debt (other than the Existing Credit Agreement) Issued pursuant to an agreement referred to in clause (1) or (2) above or this clause (3) or contained in any amendment to an agreement referred to in clause (1) or (2) above or this clause (3); provided, however, that any such encumbrance or restriction with respect to any Subsidiary is no less favorable to the Securityholders than the least favorable of the encumbrances and restrictions with respect to such Subsidiary contained in the agreements referred to in clause (1) or (2) above, as determined in good faith by the Board of Directors of the Company, the determination of which shall be evidenced by a resolution of such Board of Directors;

            (4) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease;

            (5) restrictions contained in security agreements securing Debt of the Company or a Subsidiary of the Company, to the extent such restrictions restrict the transfer of the collateral covered by such security agreements or, upon default, restrict the payment of dividends or distributions on Capital Stock, and restrictions contained in agreements relating to a disposition of property or Capital Stock of a Subsidiary, to the extent such restrictions restrict the transfer of the property or Capital Stock subject to such agreements; and

            (6) any encumbrance or restriction relating to a Non-Recourse Subsidiary.

            SECTION 4.11. Limitation on Issuances of Guarantees of Debt.
(a) From and after the Effective Date, if any Subsidiary of the Company Guarantees any Debt of the Company other than Senior Debt of the Company, the Company shall cause such Subsidiary to execute and deliver to the Trustee a supplemental indenture, substantially in the form of Exhibit C (a "Subsidiary Supplemental Indenture"), pursuant to which such Subsidiary shall provide a Subsidiary Guarantee as set forth in Article X.

            (b) From and after the Effective Date, if the Company Guarantees any Debt of a Subsidiary of the Company pursuant to a Guarantee which does not constitute Senior Debt of the Company, the Company shall cause such Subsidiary to execute and deliver to the Trustee a Subsidiary Supplemental Indenture, pursuant to which such Subsidiary shall provide a Subsidiary Guarantee as set forth in Article X.

            (c) Any Subsidiary Guarantee provided by a Subsidiary pursuant to clause (a) or (b) above shall automatically be released, without any action required on the part of the Trustee or any Holder, if either (i) the Guarantee referred to in such clause which gave rise to the requirement for such Subsidiary Guarantee is released, (ii) all of the Capital Stock or all or substantially all of the assets of such Subsidiary is sold or otherwise disposed of to a Person other than the Company or a Subsidiary of the Company or (iii) this Indenture is discharged or defeased. At the request of the Company, the Trustee shall execute and deliver an instrument evidencing such release.

            (d) From and after the date a Subsidiary provides a Subsidiary Guarantee pursuant to clause (a) or (b) above until the date such Subsidiary Guarantee is released pursuant to clause (c) above, the Company shall not permit such Subsidiary to (x) Issue, directly or indirectly, any Debt which is subordinated in right of payment to Senior Debt of such Subsidiary unless such Debt is either (i) expressly pari passu in right of payment with such Subsidiary Guarantee and not subordinated in right of payment by its terms to any Debt of such Subsidiary which is not Senior Debt or (ii) is expressly subordinated in right of payment to such Subsidiary Guarantee or (y) Issue any Secured Debt that is not Senior Debt of such Subsidiary unless contemporaneously therewith effective provision is made to secure such Subsidiary Guarantee equally and ratably with (or prior to) such Secured Debt with a Lien on the same assets securing such Secured Debt for so long as such Secured Debt is secured by such Lien.

            SECTION 4.12. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default by the Company and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4). The Trustee shall have no responsibility or obligation to monitor the Company's compliance with its obligations set forth in Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08(a),
(b), (c), (d) (only with respect to the Company's obligation to pay the purchase price to the Holders entitled thereto) and (e), 4.09, 4.10 and
4.11 or whether a Change of Control has occurred.

            SECTION 4.13. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.


                               ARTICLE V

                           Successor Company

            SECTION 5.01.  When Company May Merge or Transfer Assets.
(a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

                  (i) the resulting, surviving or transferee Person (the "Successor Person") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such Successor Person (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

                  (ii) immediately after giving effect to such transaction (and treating any Debt which becomes an obligation of the Successor Person or any of its Subsidiaries as a result of such transaction as having been Issued by such Successor Person or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                  (iii) except in the case of the Transactions, immediately after giving effect to such transaction, the Successor Person shall have a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and

                  (iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

provided that this Section 5.01 shall not prohibit a Wholly Owned Recourse Subsidiary from consolidating with or merging with or into, or conveying, transferring or leasing all or substantially all its assets to, the Company from and after the Effective Date.

            (b) The Successor Person shall be the successor Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and thereafter, except in the case of a lease, the Company shall be discharged from all obligations and covenants under the Indenture and the Securities.

            (c) Upon the execution and delivery by Panavision to the Trustee of a supplemental indenture substantially in the form of Exhibit A to the Escrow Agreement, pursuant to which Panavision assumes the predecessor Company's obligations under the Indenture and the Securities, Panavision shall be the successor Company under this Indenture and the Securities and shall succeed to, and be substituted for, and may exercise every right and power of, the predecessor Company hereunder and thereunder and the predecessor Company shall be discharged from all obligations and covenants under this Indenture and the Securities.


                               ARTICLE VI

                         Defaults and Remedies

            SECTION 6.01. Events of Default. An "Event of Default" occurs if:

            (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article XI, and such default continues for a period of 30 days;

            (2) the Company (i) defaults in the payment of the Principal of any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise, whether or not such payment shall be prohibited by Article XI, or (ii) fails to redeem or purchase Securities when required pursuant to this Indenture or the Securities, whether or not such redemption or purchase shall be prohibited by Article XI;

            (3) the Company fails to comply with Section 5.01;

            (4) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08 (other than a failure to purchase Securities), 4.09,
4.10 or 4.11 and such failure continues for 30 days after the notice specified below;

            (5) the Company fails to comply with any of its agreements in the Securities or this Indenture or the Escrow Agreement (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

            (6) Debt of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default, the total principal amount of the portion of such Debt that is unpaid or accelerated exceeds $10,000,000 or its foreign currency equivalent and such default continues for 10 days after the notice specified below;

            (7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

            (A)   commences a voluntary case;

            (B) consents to the entry of an order for relief against it in an involuntary case;

            (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

            (D) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency;

            (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

            (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

            (C) orders the winding up or liquidation of the Company or any Significant Subsidiary;or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

            (9) any judgment or decree for the payment of money in excess of $10,000,000 (or its foreign currency equivalent) is entered against the Company or any Significant Subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed and, in the case of (B), such default continues for 10 days after the notice specified below; or

            (10) a Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of this Indenture) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee.

            The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            The term "Bankruptcy Law" means title 11 of the United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

            A Default under clause (4), (5), (6) or (9)(B) is not an Event of Default until the Trustee or the Holders of at least 25% in Principal Amount at Maturity of the Outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such Notice. Such Notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

            The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (4), (5), (6) or (9)(B), its status and what action the Company is taking or proposes to take with respect thereto.

            SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company and to the Representative of Bank Debt, or the Holders of at least 25% in Principal Amount at Maturity of the Securities by notice to the Company and the Trustee and to the Representative of Bank Debt, may declare the Accreted Value of and accrued interest (if any) on all the Securities as of the date of such declaration (collectively, the "Default Amount") to be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs, the Default Amount on all the Securities as of the date of such Event of Default shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in Principal Amount at Maturity of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of Principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

            SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of Principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

            SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in Principal Amount at Maturity of the Securities by notice to the Trustee and the Company may waive an existing Default and its consequences except (i) a Default in the payment of the Principal of or interest on a Security, (ii) a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or (iii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

            SECTION 6.05. Control by Majority. The Holders of a majority in Principal Amount at Maturity of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee under this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

            SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

            (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

            (2) the Holders of at least 25% in Principal Amount at Maturity of the Outstanding Securities make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

            (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

            (5) the Holders of a majority in Principal Amount at Maturity of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

            A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

            SECTION 6.07. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of Principal of and interest, if any, on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of interest or Principal specified in Section 6.01(1) or
(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of Principal and interest, if any, remaining unpaid (together with interest on such unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

            SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may, but shall have no obligation to, file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may, but shall have no obligation to, vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

            SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

            FIRST:  to the Trustee for amounts due under Section 7.07;

            SECOND:  to holders of Senior Debt to the extent required by
      Article XI;

            THIRD: to Holders of Securities for amounts due and unpaid thereon for Principal and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for Principal and interest, if any, respectively; and

            FOURTH:  to the Company.

            The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date (which shall be not less than one Business Day following the record date) and amount to be paid.

            SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder for the enforcement of the payment of the Principal of, or interest (if any) on, any Security on or after the respective due dates expressed in such Security or a suit by Holders of more than 10% in Principal Amount at Maturity of the Securities.

            SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                              ARTICLE VII

                                Trustee

            SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (b)   Except during the continuance of an Event of Default:

            (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture or are contemplated to be performed by the Trustee in the Escrow Agreement and no implied covenants or obligations shall be read into this Indenture or the Escrow Agreement against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such opinions or certificates which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

            (1) this paragraph does not limit the effect of paragraph (b) of this Section;

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

            (d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

            (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (g) Every provision of this Indenture relating in any way to the Trustee or its conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of each paragraph of this Section and Section 7.02 (unless expressly not applicable) and to the provisions of the TIA.

            SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on and shall be protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct, negligence or bad faith.

            (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

            SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

            SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the Securities or of the proceeds from the Securities, and it shall not be responsible for any statement in this Indenture or in any document Issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

            SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs and, if the Escrowed Property has not yet been released, shall mail to the Escrow Agent notice of the Default within one Business Day after the Trustee has knowledge of such Default. Except in the case of a Default in payment of Principal of or interest, if any, on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

            SECTION 7.06. Reports by Trustee to Holders. The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto. To the extent that any such report is required by the TIA with respect to any 12-month period, such report shall cover the 12-month period ending each December 31 and shall be transmitted by the next succeeding each March 31. The Trustee also shall comply with TIA Section 313(b).

            A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

            SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as shall be agreed to in writing from time to time by the Company and the Trustee for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee and each of the Trustee's agents, officers, directors, employees and stockholders (each an "indemnitee") against any and all loss, liability, damage, claim or expense (including attorneys' fees and expenses) incurred by each indemnitee in connection with the acceptance or administration of this trust and the performance of its duties hereunder. Each indemnitee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and any or all indemnitees may have separate counsel and the Company shall pay the fees and expenses of any such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by any indemnitee through its own wilful misconduct, negligence or bad faith.

            To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay Principal of and interest, if any, on particular
Securities.

            The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or
(8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

            SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in Principal Amount at Maturity of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

            (1)   the Trustee fails to comply with Section 7.10;

            (2)   the Trustee is adjudged bankrupt or insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee otherwise becomes incapable of acting.

            If the Trustee resigns, is removed by the Company, is removed by Holders of a majority in Principal Amount at Maturity of the Securities and they do not promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

            If a successor Trustee does not accept appointment within 60 days after the retiring Trustee tenders its resignation or is removed, the retiring Trustee, the Company or the Holders of a majority in Principal Amount at Maturity of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

            SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

            In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

            SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

            SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                              ARTICLE VIII

                   Discharge of Indenture; Defeasance

            SECTION 8.01. Discharge of Liability on Securities; Defeasance.
(a) When (i) the Company delivers to the Trustee all Outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all Outstanding Securities have become due and payable, whether at maturity or as a result of the giving of a notice of redemption pursuant to
Article III hereof or otherwise, and the Company irrevocably deposits with the Trustee funds sufficient to pay when due all Outstanding Securities, including interest thereon to such due date, if any (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.01(c) and 8.06, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as to the satisfaction of all conditions to such satisfaction and discharge of this Indenture and at the cost and expense of the Company.

            (b) Subject to Sections 8.01(c), 8.02 and 8.06, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture and all obligations of the Subsidiary Guarantors under
Article X ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12,
5.01(a)(iii) and the Subsidiary Guarantors' obligations under Article X and the operation of Section 6.01(4), 6.01(6), 6.01(7) (with respect to Significant Subsidiaries only), 6.01(8) (with respect to Significant Subsidiaries only), 6.01(9) and 6.01(10) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

            If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(4), 6.01(6), 6.01(7) (with respect to Significant Subsidiaries only), 6.01(8) (with respect to Significant Subsidiaries only), 6.01(9) and 6.01(10) or because of the failure of the Company to comply with clause (iii) of Section 5.01 or because of a Subsidiary Guarantor's failure to comply with Article X.

            Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

            (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07, 7.08,
8.04, 8.05 and 8.06 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

            SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

            (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of Principal and interest, if any, on the Securities to maturity or redemption, as the case may be;

            (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay Principal and interest, if any, when due on all the Securities to maturity or redemption, as the case may be;

            (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

            (4) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article XI;

            (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

            (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

            (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

            (8) the Company delivers to the Trustee an Officers'
      Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article VIII have been complied with.

            Notwithstanding the foregoing provisions of this Section, the conditions set forth in the foregoing paragraphs (2), (3), (4), (5), (6) and (7) need not be satisfied so long as, at the time the Company makes the deposit described in paragraph (1), (i) no Default under Section 6.01(1), 6.01(2), 6.01(7) or 6.01(8) has occurred and is continuing on the date of such deposit and after giving effect thereto and (ii) either (x) a notice of redemption has been mailed pursuant to Section 3.03 providing for redemption of all the Securities not more than 60 days after such mailing and the provisions of Section 3.01 with respect to such redemption shall have been complied with or (y) the Stated Maturity of the Securities will occur within 60 days. If the conditions in the preceding sentence are satisfied, the Company shall be deemed to have exercised its covenant defeasance option.

            Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

            SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of Principal of and interest, if any, on the Securities. Money and securities so held in trust are not subject to Article XI.

            SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

            Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of Principal or interest, if any, that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

            SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the Principal and interest received on such U.S. Government Obligations.

            SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of interest, if any, on or Principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                               ARTICLE IX

                               Amendments

            SECTION 9.01. Without Consent of Holders. The Company, any Subsidiary Guarantor and the Trustee, as applicable, may amend this Indenture, the Securities and any Subsidiary Guarantee without notice to or consent of any Securityholder:

            (1) to cure any ambiguity, omission, defect or inconsistency;

            (2)   to comply with Article V;

            (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are Issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

            (4) to add Guarantees (including Subsidiary Guarantees) with respect to the Securities or to secure the Securities;

            (5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

            (6) to provide for issuance of the Exchange Notes or Private Exchange Notes, which will have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes will be modified or eliminated, as appropriate), and which will be treated together with any Outstanding Initial Notes, as a single issue of securities;

            (7) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA or to otherwise comply with the TIA;

            (8) to make any change in Article XI that would limit or terminate the benefits available to any holder of Senior Debt of the Company or any Subsidiary Guarantor (or Representatives therefor); or

            (9) to make any change that does not adversely affect the rights of any Securityholder.

            An amendment under this Section may not make any change that adversely affects the rights under Article XI of any holder of Senior Debt of the Company or any Subsidiary Guarantor then outstanding unless the holders of such Senior Debt (or any group or representative thereof authorized to give a consent) consent to such change.

            After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

            SECTION 9.02. With Consent of Holders. The Company, any Subsidiary Guarantor and the Trustee, as applicable, may amend this Indenture, the Securities and any Subsidiary Guarantees without notice to any Securityholder but with the written consent of the Holders of at least a majority in Principal Amount at Maturity of the Outstanding Securities. However, without the consent of each Securityholder affected, an amendment may not:

            (1) reduce the Principal Amount at Maturity of Securities whose Holders must consent to an amendment;

            (2) reduce the rate of or extend the time for payment of interest on any Security;

            (3) reduce the Principal of or extend the Stated Maturity of any Security or reduce the Accreted Value, Put Amount or Default Amount of any Security;

            (4) reduce the premium or amount payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article III;

            (5) make any Security payable in money other than that stated in the Security;

            (6) make any change in Article XI that adversely affects the rights of any such Securityholder under Article XI;

            (7) make any change in Section 4.08 relating to the date by which the Company must purchase, or in the obligation of the Company to purchase, tendered shares, the definition of Change of Control,
      Section 6.04 or 6.07 or the second sentence of this Section;

            (8)   make any change to paragraph 6 of the Securities; or

            (9) except pursuant to Section 4.11(c) or Article VIII, release any Subsidiary Guarantor from its obligation under its Subsidiary Guarantee, or change any Subsidiary Guarantee in any manner that adversely affects the rights of any Securityholder under such Subsidiary Guarantee in any material respect.

            It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

            An amendment under this Section may not make any change that adversely affects the rights under Article XI of any holder of Senior Debt of the Company or any Subsidiary Guarantor then outstanding unless the holders of such Senior Debt (or any group or representative thereof authorized to give a consent) consent to such change.

            After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

            SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

            SECTION 9.04.  Revocation and Effect of Consents and
Waivers. Any amendment to this Indenture or the Securities shall become effective in accordance with its terms when executed and delivered by the Company and the Trustee provided that the Company has received the requisite consents prior thereto. The Company shall not be obligated to execute any such amendment regardless of whether such consents have been received. Any waiver shall become effective when the requisite consents have been received or such later time as the Company may elect by notice to the Trustee. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation prior to the time that the Company receives the requisite number of consents to such proposed amendment or waiver. After an amendment or waiver becomes effective, it shall bind every Securityholder. A consent to any amendment or waiver hereunder by any Holder given in connection with a tender of such Holder's Securities shall not be rendered invalid by such tender.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

            SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall Issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to Issue a new Security shall not affect the validity of such amendment.

            SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

            SECTION 9.07. Payment for Consent. Neither the Company, any Affiliate of the Company nor any Subsidiary shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.


                                ARTICLE X

                         Subsidiary Guarantees

            SECTION 10.01. Subsidiary Guarantees. The Obligations of the Company under the Securities and the Indenture shall be jointly and severally Guaranteed pursuant to this Article X by any Subsidiary (a "Subsidiary Guarantor") which is required to execute and deliver a Subsidiary Supplemental Indenture pursuant to Section 4.11. Subject to the provisions of this Article X, any such Subsidiary Guarantor, as primary obligor and not merely as surety, shall, jointly and severally, irrevocably and unconditionally guarantee the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all Obligations of the Company under the Securities and this Indenture whether for Principal of or interest (if any) on the Securities, expenses, indemnification or otherwise (all such Obligations guaranteed hereby by such Subsidiary Guarantor being the "Guaranteed Obligations"). The guaranty of any Subsidiary Guarantor under this Article X is herein referred to as this "Subsidiary Guarantee".

            Each Subsidiary Guarantor agrees to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under this Article X.

            Without limiting the generality of the foregoing, this Subsidiary Guarantee guarantees, jointly and severally, to the extent provided herein, the payment of all amounts which constitute part of the Guaranteed Obligations and would be owed by the Company under this Indenture or the Securities but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

            Each Subsidiary Guarantor agrees, and each Securityholder by accepting a Security agrees, that the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee under this Article X shall be subordinated in right of payment to the prior payment of all Senior Debt of such Subsidiary Guarantor on the same basis and to the same extent that the Securities are subordinated in right of payment to the prior payment of Senior Debt of the Company and that such subordination is for the benefit of and enforceable by the holders of Senior Debt of such Subsidiary Guarantor. For the purpose of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any Subsidiary Guarantor only at such times as they may receive and/or retain payments in respect of the Securities pursuant to this Indenture, including
Article XI hereof. In the event that the Trustee or any Holder shall have received any Subsidiary Guarantor payment that is prohibited by the foregoing sentence, such Subsidiary Guarantor payment shall be paid over and delivered to the holders of the Senior Debt of such Subsidiary Guarantor remaining unpaid, to the extent necessary to pay in full all Senior Debt of such Subsidiary Guarantor.

            SECTION 10.02. Guaranty Absolute. This Subsidiary Guarantee is irrevocable, absolute, present and unconditional. Each Subsidiary Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Indenture, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Trustee or the Holders with respect thereto. Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a Guarantee of payment, performance and compliance (and not a Guarantee of collection). The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee herein are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against any Subsidiary Guarantor to enforce its Subsidiary Guarantee, irrespective of whether any action is brought against the Company or any other guarantor or whether the Company or any other guarantor is joined in any such action or actions. The liability of each Subsidiary Guarantor under its Subsidiary Guarantee herein shall be absolute and unconditional irrespective of:

            (a) any lack of validity or enforceability of this Indenture or the Securities with respect to the Company or any agreement or instrument relating thereto;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from this Indenture, including any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Company or otherwise;

            (c) the failure to give notice to such Subsidiary Guarantor of the occurrence of a Default under the provisions of this Indenture or the Securities;

            (d) any taking, exchange, release or nonperfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

            (e) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral or any other assets of the Company;

            (f) any failure, omission, delay by or inability on the part of the Trustee or the Holders to assert or exercise any right, power or remedy conferred on the Trustee or the Holders in this Indenture or the Securities;

            (g) any change in the corporate structure, or termination, dissolution, consolidation or merger of the Company or any guarantor (including any other Subsidiary Guarantor) with or into any other entity, the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of the Company or any guarantor (including any other Subsidiary Guarantor), the marshaling of the assets and liabilities of the Company or any guarantor, the receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors, or readjustment of, or other similar proceedings affecting the Company or any guarantor (including any other Subsidiary Guarantor), or any of the assets of any of them;

            (h) the assignment of any right, title or interest of the Trustee or any Holder in this Indenture or the Securities to any other Person; or

            (i) any other event or circumstance (including any statute of limitations), whether foreseen or unforeseen and whether similar or dissimilar to any of the foregoing, that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor (including any other Subsidiary Guarantor), other than payment in full of the Guaranteed Obligations; it being the intent of such Subsidiary Guarantor that its obligations hereunder shall not be discharged except by payment of all amounts owing pursuant to this Indenture or the Securities and except as otherwise provided in Section 4.11(c).

            This Subsidiary Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment or performance with respect to any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Trustee, any Holder or any other Person upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment or performance had not been made or occurred. Except as expressly set forth in Sections 4.11(c), 8.01(b) and 10.03, the obligations of each Subsidiary Guarantor under its Subsidiary Guarantee herein shall not be subject to reduction, termination or other impairment by any set-off, recoupment, counterclaim or defense or for any other reason.

            SECTION 10.03. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the Guaranteed Obligations Guaranteed by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby Guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

            SECTION 10.04. Waivers. Each Subsidiary Guarantor hereby irrevocably waives, to the extent permitted by applicable law:

            (a) promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Subsidiary Guarantee;

            (b) any requirement that the Trustee, any Holder or any other Person protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral, or obtain any relief pursuant to this Indenture or pursue any other available remedy;

            (c) all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Indenture or the Securities;

            (d) any defense arising by reason of any claim or defense based upon an election of remedies by the Trustee or any Holder which in any manner impairs, reduces, releases or otherwise adversely affects its subrogation, contribution or reimbursement rights or other rights to proceed against the Company or any other Person or any collateral; and

            (e) any duty on the part of the Trustee or any Holder to disclose to such Subsidiary Guarantor any matter, fact or thing relating to the business, operation or condition of the Company and its assets now known or hereafter known by the Trustee or such Holder.

            SECTION 10.05. Waiver of Subrogation and Contribution. Until this Indenture has been discharged, each Subsidiary Guarantor hereby irrevocably waives any claim or other right which it may now or hereafter acquire against the Company or any guarantor (including any other Subsidiary Guarantor) that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor's obligations under its Subsidiary Guarantee herein, including any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Trustee or any Holder against the Company or any guarantor or any collateral which the Trustee or any Holder now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Company, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to such Subsidiary Guarantor in violation of the preceding sentence and the Guaranteed Obligations shall not have been paid in full, such amount shall be deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Trustee, and the Holders, and shall forthwith be paid to the Trustee for the benefit of the Holders to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of this Indenture. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waivers set forth in this Section 10.05 are knowingly made in contemplation of such benefits.

            SECTION 10.06. No Waiver; Cumulative Remedies. No failure on the part of the Trustee or any Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. The Trustee and the Holders shall have all the rights and remedies granted in this Indenture and available at law or in equity, and these same rights and remedies may be pursued separately, successively or concurrently against the Company or any Subsidiary Guarantor, or any collateral.

            SECTION 10.07. Successors and Assigns. Until its Subsidiary Guarantee is released pursuant to Section 4.11(c), this Article X shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

            SECTION 10.08. Severability. Any provision of this Article X which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non- authorization, without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.


                               ARTICLE XI

                             Subordination

            SECTION 11.01. Agreement To Subordinate. The Company agrees, and each Securityholder by accepting a Security agrees, that the indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article XI, to the prior payment of all Senior Debt of the Company and that the subordination is for the benefit of and enforceable by the holders of Senior Debt of the Company. The Securities shall in all respects rank pari passu with all other Senior Subordinated Debt of the Company and only indebtedness of the Company which is Senior Debt shall rank senior to the Securities in accordance with the provisions set forth herein. All provisions of this Article XI shall be subject to Section 11.12.

            SECTION 11.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

            (1) holders of Senior Debt of the Company shall be entitled to receive payment in full of such Senior Debt before Securityholders shall be entitled to receive any payment or distribution of Principal of, or premium, if any, or interest on the Securities; and

            (2) until the Senior Debt of the Company is paid in full, any payment or distribution to which Securityholders would be entitled but for this Article XI shall be made to holders of such Senior Debt as their interests may appear, except that, so long as the Securityholders are not in the same or higher class of creditors in such liquidation, dissolution or proceeding as the holders of the such Senior Debt, Securityholders may receive shares of stock and any debt securities that are subordinated to such Senior Debt to at least the same extent as the Securities.

            SECTION 11.03. Default on Senior Debt. The Company may not pay the principal of, premium, if any, or interest on, the Securities or make any deposit pursuant to Section 8.01 and may not repurchase, redeem or otherwise retire any Securities (collectively, "pay the Securities") if (i) any Senior Debt of the Company is not paid when due or (ii) any other default on Senior Debt of the Company occurs and the maturity of such Senior Debt is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Debt has been paid in full. During the continuance of any default (other than a default described in clause
(i) or (ii) of the preceding sentence) with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Company and the Trustee of written notice (a "Payment Blockage Notice") of such default from the Representative of such Designated Senior Debt specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Representative which gave such Payment Blockage Notice, (ii) by repayment in full of such Designated Senior Debt or (iii) because the default specified in such Payment Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Debt or the Representative of such holders shall have accelerated the maturity of such Designated Senior Debt, the Company may resume payments (including any missed payments) on the Securities after the termination of such Payment Blockage Period. Not more than one Payment Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Debt during such period; provided, however, that if any Payment Blockage Notice within such 360-day period is given by or on behalf of any holders of any Designated Senior Debt (other than Bank Debt) (the "Initial Payment Blockage Notice"), the Representative of the Bank Debt may give another Payment Blockage Notice within such period; provided further, however, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any consecutive 360 day period.

            SECTION 11.04. Acceleration of Payment of Securities. If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Debt (or their Representatives) of the acceleration.

            SECTION 11.05. When Distribution Must Be Paid Over. If a distribution is made to Securityholders that because of this Article XI should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Debt of the Company and pay it over to them as their interests may appear.

            SECTION 11.06. Subrogation. After all Senior Debt of the Company is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of such Senior Debt to receive distributions applicable to such Senior Debt. A distribution made under this Article XI to holders of Senior Debt of the Company which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company its Senior Debt.

            SECTION 11.07. Relative Rights. This Article XI defines the relative rights of Securityholders and holders of Senior Debt of the Company. Nothing in this Indenture shall:

            (1) impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay Principal of, premium, if any, and interest on the Securities in accordance with their terms; or

            (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of such Senior Debt of the Company to receive distributions otherwise payable to Securityholders.

            SECTION 11.08. Subordination May Not Be Impaired by Company. No right of any holder of Senior Debt of the Company to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

            SECTION 11.09. Rights of Trustee and Paying Agent. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding Section 11.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than one Business Day prior to the date of such payment, a Trust Officer of the Trustee receives actual written notice satisfactory to it that payments may not be made under this
Article XI. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Debt of the Company may give the notice; provided, however, that, if an issue of Senior Debt of the Company has a Representative, only the Representative may give the notice.

            The Trustee in its individual or any other capacity may hold Senior Debt of the Company with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article XI with respect to any Senior Debt of the Company which may at any time be held by it, to the same extent as any other holder of such Senior Debt; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article XI shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

            SECTION 11.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt of the Company, the distribution may be made and the notice given to their Representative (if any).

            SECTION 11.11. Article XI Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Securities by reason of any provision in this Article XI shall not be construed as preventing the occurrence of a Default. Nothing in this
Article XI shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

            SECTION 11.12. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article VIII by the Trustee for the payment of Principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Debt of the Company or subject to the restrictions set forth in this Article XI, and none of the Securityholders shall be obligated to pay over any such amount to the Company or any holder of Senior Debt of the Company or any other creditor of the Company.

            SECTION 11.13. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article XI, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 11.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Debt of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt of the Company and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt of the Company to participate in any payment or distribution pursuant to this Article XI, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article XI, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections
7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article XI.

            SECTION 11.14. Trustee To Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Debt of the Company as provided in this Article XI and appoints the Trustee as attorney-in-fact for any and all such purposes.

            SECTION 11.15. Trustee Not Fiduciary for Holders of Senior Debt. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of such Senior Debt shall be entitled by virtue of this Article XI or otherwise. With respect to the holders of Senior Debt of the Company, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article XI and no implied covenants or obligations with respect to holders of such Senior Debt shall be read into this Indenture against the Trustee.

            SECTION 11.16. Reliance by Holders of Senior Debt on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt of the Company, whether such Senior Debt was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of Senior Debt of the Company shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.


                               ARTICLE XII

                              Miscellaneous

            SECTION 12.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

            SECTION 12.02. Notices. Any notice or communication shall be in writing and delivered in Person or mailed by first-class mail addressed as follows:

                  if to the Company prior to the Effective Date:

                  PX Escrow Corp.
                  35 East 62nd Street
                  New York, New York 10021
                  Attention:  General Counsel
                  Telephone:  (212) 572-5170
                  Facsimile:  (212) 572-5056

                  if to the Company from and after the Effective Date or the Subsidiary Guarantors:

                  Panavision, Inc.
                  6219 De Soto Avenue
                  Woodland Hills, California  91367
                  Attention:  Chief Financial Officer
                  Telephone:  (818) 316-2208
                  Facsimile:  (818) 316-1110

                  if to the Trustee:

                  The Bank of New York
                  101 Barclay Street
                  Floor 21 West
                  New York, New York 10286
                  Attention:  Corporate Trust Administration
                  Telephone:  (212) 815-5084
                  Facsimile:  (212) 815-5915

            The Company, a Subsidiary Guarantor or the Trustee by notice to the other parties hereto may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed to a Securityholder shall be sent by first-class mail to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed to a Securityholder in the manner provided above, it is duly given, whether or not the addressee receives it.

            SECTION 12.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Subsidiary Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

            SECTION 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

            (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with;

provided, however, that, in the case of such application or request as to which the furnishing of such documents, certificates or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

            SECTION 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than the Officer's Certificate required by Section 4.12) shall include:

            (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

            SECTION 12.06. When Securities Disregarded. In determining whether the Holders of the required Principal Amount of Maturity of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities Outstanding at the time shall be considered in any such determination.

            SECTION 12.07.  Rules by Trustee, Paying Agent and
Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

            SECTION 12.08. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest (if any) shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

            SECTION 12.09. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

            SECTION 12.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company, the Subsidiary Guarantors or the Trustee shall not have any liability for any obligations of the Company, the Subsidiary Guarantors or the Trustee under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the Issue of the Securities.

            SECTION 12.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of each of the Subsidiary Guarantors and the Trustee in this Indenture shall bind its successors.

            SECTION 12.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

            SECTION 12.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

            IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                    PX ESCROW CORP.


                                    By: /s/ Glenn P. Dickes
                                       ---------------------------------
                                    Name:   Glenn P. Dickes
                                    Title:  Vice President and Secretary



                                    THE BANK OF NEW YORK, as Trustee


                                    By: /s/ Vivian Georges
                                       ---------------------------------
                                    Name:   Vivian Georges
                                    Title:  Assistant Vice President



                                             RULE 144A/REGULATION S APPENDIX




                  PROVISIONS RELATING TO INITIAL NOTES,
                         PRIVATE EXCHANGE NOTES
                           AND EXCHANGE NOTES

      1.    Definitions

      1.1 Definitions. Capitalized terms used herein but not defined in this Appendix have the meanings ascribed thereto in the Indenture. For the purposes of this Appendix the following terms shall have the meanings indicated below:

            "Depositary" means The Depository Trust Company, its nominees and their respective successors.

            "Initial Purchasers" means Credit Suisse First Boston
Corporation and Schroder & Co. Inc.

            "Private Exchange" means the offer by the Company, pursuant to the Registration Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Notes held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Notes.

            "Purchase Agreement" means the Purchase Agreement, dated February 6, 1998, among the Company and the Initial Purchasers.

            "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

            "Registered Exchange Offer" an offer by the Company, pursuant to the Registration Agreement or otherwise, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

            "Registration Agreement" means the Registration Agreement, dated February 6, 1998, among the Company and the Initial Purchasers.

            "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depositary), or any successor person thereto and shall initially be the Trustee.

            "Shelf Registration Statement" means the registration statement issued by the Company, in connection with the offer and sale of Initial Notes or Private Exchange Notes, pursuant to the Registration Agreement.

            "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.3(b) hereto.

      1.2   Other Definitions.

                                                              Defined in
            Term                                               Section:

"Agent Members"...................................................2.1(b)
"Global Security".................................................2.1(a)
"Regulation S"....................................................2.1(a)
"Rule 144A".......................................................2.1(a)

Unless otherwise specified, all Section references used herein shall refer to Sections of this Appendix.

      2.    The Securities

      2.1 Form and Dating. The Initial Notes are being offered and sold by the Company pursuant to the Purchase Agreement.

            (a) Global Securities. Initial Notes offered and sold to a QIB in reliance on Rule 144A under the Securities Act ("Rule 144A") or in reliance on Regulation S under the Securities Act ("Regulation S"), in each case as provided in the Purchase Agreement, shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in Exhibit A to the Indenture (each, a "Global Security"), which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

            (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depositary.

            The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary.

            Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

            (c) Certificated Securities. Except as provided in this Section
2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

      2.2 Authentication. The Trustee shall authenticate and deliver the Securities in accordance with Section 2.02 of the Indenture.

      2.3   Transfer and Exchange.

            (a)   Transfer and Exchange of Global Securities.

            (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

            (ii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

            (iii) In the event that a Global Security is exchanged for Securities in definitive registered form pursuant to Section 2.4 of this Appendix or Section 2.09 of the Indenture, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section
      2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

            (b)   Legend.

            (i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Security certificate evidencing the Global Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

            "THIS SECURITY (OR ITS PREDECESSOR) AND ANY GUARANTY THEREOF WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND THIS SECURITY MAY NOT BE REOFFERED, RESOLD, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A AND REGULATION S THEREUNDER.

            THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS SECURITY MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (v) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

            (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, in the case of any Transfer Restricted Security that is represented by a Global Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

            (iii) After a transfer of any Initial Notes or Private Exchange Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes or Private Exchange Notes, as the case may be, all requirements pertaining to legends on such Initial Notes or such Private Exchange Notes will cease to apply, but the requirements requiring such Initial Notes or such Private Exchange Notes issued to certain Holders be issued in global form will continue to apply, and Initial Notes or Private Exchange Notes in global form without legends will be available to the transferee of the Holder of such Initial Notes or Private Exchange Notes upon exchange of such transferring Holder's Initial Notes or Private Exchange Notes or directions to transfer such Holder's interest in the Global Security, as applicable.

            (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will continue to apply and Initial Notes in global form with the restricted securities legend set forth in Exhibit A to the Indenture will be available to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in global form will be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

            (v) Upon the consummation of a Private Exchange with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Private Exchange Notes in exchange for their Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply, and Private Exchange Notes in global form with the Restricted Securities Legend set forth in Exhibit A to the Indenture will be available to Holders that exchange such Initial Notes in such Private Exchange.

            (c) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for certificated Securities, redeemed, repurchased or canceled, such Global Security shall be returned to the Depositary for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

            (d) No Obligation of the Trustee.

            (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

            (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

      2.4   Certificated Securities.

            (a) A Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

            (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depositary to the Trustee located in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Initial Notes of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Note delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(d), bear the restricted securities legend set forth in Exhibit A to the Indenture.

            (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

            (d) In the event of the occurrence of either of the events specified in Section 2.4(a), the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.



                                                               EXHIBIT A





                     [FORM OF FACE OF INITIAL NOTE]



            FOR PURPOSES OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), THIS SECURITY HAS ORIGINAL ISSUE DISCOUNT. FOR PURPOSES OF SECTION 1273 OF THE CODE, THE ISSUE PRICE IS $688.38 AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $321.62, IN EACH CASE PER $1,000 PRINCIPAL AMOUNT AT MATURITY OF THIS SECURITY. FOR PURPOSES OF SECTION 1275 OF THE CODE, THE ISSUE DATE OF THIS SECURITY IS FEBRUARY 11, 1998. FOR PURPOSES OF SECTION 1272 OF THE CODE, THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY) IS 9 5/8%. IN ADDITION, THERE MAY BE CONTINGENT INTEREST PAYABLE ON THIS SECURITY.


                       [Global Securities Legend]

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                     [Restricted Securities Legend]

            "THIS SECURITY (OR ITS PREDECESSOR) AND ANY GUARANTY THEREOF WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND THIS SECURITY MAY NOT BE REOFFERED, RESOLD, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A AND REGULATION S THEREUNDER.

            THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS SECURITY MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (v) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."



No.                                                                  CUSIP



                             PX ESCROW CORP.

            95/8% Senior Subordinated Discount Note Due 2006


              Principal Amount at Maturity $______________


            PX Escrow Corp., a Delaware corporation, promises to pay to , or registered assigns, the principal sum of Dollars on February 1, 2006.

            Additional provisions of this Security are set forth on the other side of this Security.


Dated:                                PX ESCROW CORP.


                                      by___________________________
                                         Vice President


                                         __________________________
                                          Assistant Secretary


TRUSTEE'S CERTIFICATE OF
      AUTHENTICATION

THE BANK OF NEW YORK
  as Trustee, certifies
  that this is one of the
  Securities referred to
  in the Indenture.

  by_____________________________
       Authorized Signatory




                 [FORM OF REVERSE SIDE OF INITIAL NOTE]

                             PX ESCROW CORP.

            95/8% Senior Subordinated Discount Note Due 2006

1.    Interest

            (a) PX Escrow Corp., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay to the registered holder of this Security interest on the Accreted Value of this Security at a rate of 9 5/8% per annum commencing August 1, 2002. The Accreted Value of this Security will increase in the manner provided in the Indenture. Interest on this Security shall accrue from and including the most recent date to which interest has been paid, or if no interest has been paid, from and including February 1, 2002 through but excluding the date on which interest is paid. Interest shall be payable semiannually in arrears on each February 1 and August 1, commencing August 1, 2002. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            (b) In the event that (1) by the 45th day following the Effective Date (or if such day is not a Business Day, the first Business Day thereafter), a registration statement has not been filed with the Securities and Exchange Commission with respect to the proposed Registered Exchange Offer or the resale of the Initial Notes, then, the Company promises to pay interest on this Security from and including the 45th day following the Effective Date until but excluding the earlier of (i) the date such registration statement is filed and (ii) the 180th day following the Effective Date (or if such day is not a Business Day, the first Business Day thereafter), or (2) by the 180th day following the Effective Date (or if such day is not a Business Day, the first Business Day thereafter) neither (i) a Registered Exchange Offer is consummated nor (ii) a Shelf Registration Statement with respect to the resale of the Initial Notes is declared effective, the Company promises to pay interest on this Security from and including the 180th day following the Effective Date (or if such day is not a Business Day, the first Business Day thereafter) until but excluding the earlier of (i) the consummation of the Registered Exchange Offer, (ii) the effective date of such Shelf Registration Statement and (iii) the date that the Initial Notes become freely tradeable, without registration under the Securities Act, in each case payable in cash semiannually in arrears on February 1 and August 1 commencing August 1, 1998, at a rate per annum equal to 0.50% of the Accreted Value of this Security as of the Semi-Annual Accrual Date or interest payment date, as the case may be, immediately preceding the date on which such interest is payable. Such interest will be computed on the basis of a 360-day year of twelve 30-day months.

            (c) In the case of a default in payment of principal of the Notes upon acceleration, redemption or purchase, the overdue principal shall bear interest at the rate of 10 5/8% per annum, from the date such amount is due until it is paid in full. The Company shall pay interest on overdue installments of interest at the same rate to the extent lawful. Interest on any overdue principal or installments of interest shall be payable on demand.

2.    Method of Payment

            The Company will pay interest, if any, referred to in paragraph 1 above (except defaulted interest) on the Securities to the Persons who are registered holders of Securities (including Exchange Notes and Private Exchange Notes issued in respect of Initial Notes pursuant to the Registered Exchange Offer or the Private Exchange, as the case may be) at the close of business on the January 15 or July 15 next preceding the applicable interest payment date even if Securities are canceled after such record date and on or before such interest payment date. Holders must surrender Securities to a Paying Agent to collect Principal payments. The Company will pay Principal in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay Principal and interest by check payable in such money; provided, that all payments with respect to Global Securities the holders of which have given wire transfer instructions to the Company, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof.

3.    Paying Agent and Registrar

            Initially, The Bank of New York ("Trustee") will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Recourse Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

4.    Indenture

            The Company issued the Securities under an Indenture dated as of February 11, 1998 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

            The Securities are general unsecured obligations of the Company limited to $217,903,000 aggregate Principal Amount at Maturity (subject to Section 2.07 of the Indenture). This Security is one of the Initial Notes referred to in the Indenture. The Securities include the Initial Notes and any Exchange Notes and Private Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture. The Initial Notes, the Exchange Notes and Private Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on, among other things, the issuance of debt and redeemable stock by the Company, the issuance of debt and preferred stock by its Subsidiaries, the payment of dividends and other distributions on, and acquisitions or retirements of, the Company's Capital Stock, the sale or transfer of assets and Subsidiary stock and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Subsidiaries to restrict distributions and dividends from such Subsidiaries.

5.    Optional Redemption

            Except as set forth below, the Securities may not be redeemed by the Company prior to February 1, 2002. On and after such date, the Company may redeem the Securities in whole at any time or in part from time to time at the redemption prices listed below (expressed as percentages of Accreted Value as of the redemption date) for the periods indicated plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due, if any, on the relevant interest payment date):

      if redeemed during the 12-month period commencing on February 1,


Period                         Redemption Price
2002..........................   104.813%
2003..........................   103.208%
2004..........................   101.604%
2005..........................   100.000%

            The Securities may be redeemed at the option of the Company at any time as a whole before February 1, 2002, at a redemption price equal to the sum of (i) the Accreted Value thereof at the date of redemption, plus
(ii) accrued and unpaid interest, if any, to the date of redemption, plus
(iii) the Applicable Premium at the date of redemption.

            Until February 1, 2001, the Company may redeem with, and to the extent the Company actually receives, the net proceeds of a Public Equity Offering of the Company or Parent the Securities in part from time to time at redemption price equal to 109 5/8% of the Accreted Value as of the redemption date plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due, if any, on the relevant interest payment date); provided, however, that at least $141,637,000 aggregate Principal Amount at Maturity of the Securities must remain outstanding after each such redemption. A "Public Equity Offering" means an underwritten public offering of common stock of the Company or Parent pursuant to an effective registration statement under the Securities Act.

6.    Mandatory Redemption

            In the event that (i) the Assumption is not consummated on or prior to June 30, 1998 or (ii) PX Holding elects to abandon the Transactions or the Recapitalization Agreement and the Stockholders Agreement are terminated, in any case, on or prior to June 30, 1998, for any reason, the Company shall redeem all the Securities at a redemption price in cash equal to the Accreted Value thereof at the redemption date on
(a) July 22, 1998, in the event that the Assumption is not consummated on or prior to June 30, 1998, or (b) the 20th day (or if such day is not a Business Day, the next following Business Day) following the abandonment of the Transactions or the termination of the Recapitalization Agreement and the Stockholders Agreement, in the event of such abandonment or termination.

7.    Notice of Redemption

            Notice of redemption pursuant to paragraph 5 will be mailed at least 30 days but not more than 60 days before the redemption date, and notice of redemption pursuant to paragraph 6 will be mailed promptly after the occurrence of the event triggering such redemption, in each case to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 Principal Amount at Maturity may be redeemed in part but only in whole multiples of $1,000 Principal Amount at Maturity. If money sufficient to pay the redemption price of all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such redemption date Accreted Value ceases to increase, and interest, if any, ceases to accrue, on such Securities (or such portions thereof) called for redemption.

8.    Put Provisions

            Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to the Put Amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase, in each case as provided in, and subject to the terms of, the Indenture.

9.    Subsidiary Guarantees

            Under certain circumstances, the payment of Principal of and interest, if any, on the Securities and other Obligations of the Company under the Securities and the Indenture will be unconditionally and jointly and severally guaranteed by the Subsidiary Guarantors, if any, pursuant to, and subject to the terms of, Section 4.11 and Article X of the Indenture.

10.   Subordination

            The Securities are subordinated to Senior Debt of the Company, as defined in the Indenture. To the extent provided in the Indenture, Senior Debt of the Company must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

11.   Denominations; Transfer; Exchange

            The Securities are in registered form without coupons in denominations of Principal Amount at Maturity of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

12.   Persons Deemed Owners

            The registered Holder of this Security may be treated as the owner of it for all purposes.

13.   Unclaimed Money

            If money for the payment of Principal or interest, if any, remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

14.   Defeasance

            Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of Principal and interest, if any, on the Securities to redemption or maturity, as the case may be.

15.   Amendment, Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture, any Subsidiary Guarantee or the Securities may be amended with the written consent of the Holders of at least a majority in Principal Amount at Maturity outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in Principal Amount at Maturity outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, any Subsidiary Guarantor and the Trustee, as applicable, may amend the Indenture, any Subsidiary Guarantee or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to provide for the issuance of the Exchange Notes or Private Exchange Notes, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act or to otherwise comply with the Act, to make any change in Article XI that would limit or terminate the benefits available to any holder of Senior Debt of the Company or any Subsidiary Guarantor under Article XI (or Representatives therefor), or to make any change that does not adversely affect the rights of any Securityholder. A consent to any amendment or waiver of any provision in the Indenture or in the Securities by any Holder given in connection with a tender of such Holder's Securities shall not be rendered invalid by such tender.

16.   Defaults and Remedies

            Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of Principal on the Securities at maturity, upon redemption pursuant to paragraph 5 or paragraph 6 of the Securities, upon declaration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities or the Escrow Agreement, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Debt of the Company or any Significant Subsidiary if the total principal amount on the portion of such Debt that is accelerated (or so unpaid) exceeds $10,000,000 and continues for 10 days after the required notice to the Company; (v) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; (vi) certain judgments or decrees for the payment of money in excess of $10,000,000; and (vii) a Subsidiary Guarantee ceasing to be in full force and effect (other than in accordance with the Indenture) or denial or disaffirmation by a Subsidiary Guarantor of its obligations under its Subsidiary Guarantee. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in Principal Amount at Maturity of the Securities may declare the Default Amount of all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Default Amount of the Securities being due and payable immediately upon the occurrence of such Events of Default.

            Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in Principal Amount at Maturity of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of Principal or interest) if it determines that withholding notice is in their interest.

17.   Trustee Dealings with the Company

            Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

18.   No Recourse Against Others

            A director, officer, employee or stockholder, as such, of the Company, the Subsidiary Guarantors or the Trustee shall not have any liability for any obligations of the Company, the Subsidiary Guarantors or the Trustee under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

19.   Authentication

            This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

20.   Abbreviations

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21.   CUSIP Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made, prior to the Effective Date, to: PX Escrow Corp., 35 East 62nd Street, New York, New York 10021, Attention: Secretary; and from and after the Effective Date, to: Panavision Inc., 6219 De Soto Avenue, Woodland Hills, California 91367, Attention: Secretary.



                             ASSIGNMENT FORM

            To assign this Security, fill in the form below:

              I or we assign and transfer this Security to


          (Print or type assignee's name, address and zip code)

              (Insert assignee's soc. sec. or tax I.D. No.)


            and irrevocably appoint                             agent
            to transfer this Security on the books of the Company. The agent may substitute another to act for him.

------------------------------------------------------------------------------


Date:______________                      Your Signature:____________________

------------------------------------------------------------------------------

(Sign exactly as your name appears on the other side of this Security)

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 (k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities are owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW
             _
      (1)   |_|   to the Company; or
             _
      (2)   |_|   pursuant to an effective registration statement under
                  the Securities Act of 1933; or
             _
      (3)   |_|   inside the United States to a "qualified institutional
                  buyer" (as defined in Rule 144A under the Securities Act
                  of 1933) that purchases for its own account or for the
                  account of a qualified institutional buyer to whom notice
                  is given that such transfer is being made in reliance on
                  Rule 144A, in each case pursuant to and in compliance
                  with Rule 144A under the Securities Act of 1933; or
             _
      (4)   |_|   outside the United States in an offshore transaction
                  within the meaning of Regulation S under the Securities
                  Act in compliance with Rule 904 under the Securities Act
                  of 1933; or
             _
      (5)   |_|   pursuant to another available exemption from
                  registration provided by Rule 144 under the Securities
                  Act of 1933.

      Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                    ---------------------------------
                                                Signature

Signature Guarantee:

--------------------------          ---------------------------------
Signature must be guaranteed                    Signature



------------------------------------------------------------------------------

          TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED

            The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: __________________     _________________________________
                              NOTICE:     To be executed by an
                                          executive officer



                  [TO BE ATTACHED TO GLOBAL SECURITIES]

          SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

 The following increases or decreases in this Global Security have been made:


                     Amount of         Amount of       Principal Amount
                    Decrease in       Increase in        at Maturity of      Signature of
                     Principal         Principal          this Global        Authorized
                      Amount             Amount            Security           Officer
                    at Maturity        at Maturity       Following such      of Trustee
 Date of             of this            of this           Decrease or       or Securities
 Exchange          Global Security    Global Security       Inrease          Custodian




                                                               EXHIBIT B



        [FORM OF FACE OF EXCHANGE NOTE OR PRIVATE EXCHANGE NOTE]

            FOR PURPOSES OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), THIS SECURITY HAS ORIGINAL ISSUE DISCOUNT. FOR PURPOSES OF SECTION 1273 OF THE CODE, THE ISSUE PRICE IS $688.38 AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $321.62, IN EACH CASE PER $1,000 PRINCIPAL AMOUNT AT MATURITY OF THIS SECURITY. FOR PURPOSES OF SECTION 1275 OF THE CODE, THE ISSUE DATE OF THIS SECURITY IS FEBRUARY 11, 1998. FOR PURPOSES OF SECTION 1272 OF THE CODE, THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY) IS 9 5/8%. IN ADDITION, THERE MAY BE CONTINGENT INTEREST PAYABLE ON THIS SECURITY.

            [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]1/

------------------
1/ Bracketed language is the Global Security Legend to be included only in the Global Securities.



No.                                                                CUSIP

[*/]

                             PX ESCROW CORP.

        95/8% Senior Subordinated Discount Exchange Note Due 2006


             Principal Amount at Maturity $________________

            PX Escrow Corp., a Delaware corporation, promises to pay
            to             , or registered assigns, the principal sum
            of                    Dollars on February 1, 2006.

            Additional provisions of this Security are set forth on the other side of this Security.

Dated:                               PX ESCROW CORP.


                                     by_____________________
                                          Vice President


                                       _____________________
                                        Assistant Secretary


TRUSTEE'S CERTIFICATE
  OF AUTHENTICATION

THE BANK OF NEW YORK,
  as Trustee, certifies
  that this is one of the
  Securities referred to
  in the Indenture.


by__________________________
     Authorized Signatory





---------------------------
*/ [If the Security is a Private Exchange Note, add the Restricted Securities Legend from Exhibit A and replace the Assignment Form included in this Exhibit B with the Assignment Form included in such Exhibit A.]



                 [FORM OF REVERSE SIDE OF EXCHANGE NOTE
                       AND PRIVATE EXCHANGE NOTE]

                             PX ESCROW CORP.

       9 5/8% Senior Subordinated Discount Exchange Note Due 2006


1.    Interest

            PX Escrow Corp., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay to the registered holder of this Security interest on the Accreted Value of this Security at a rate of 9 5/8% per annum commencing August 1, 2002 (without duplication of the interest that accrued on the Initial Note in exchange for which this Security was issued). The Accreted Value of this Security will increase in the manner provided in the Indenture. Interest on this Security shall accrue from and including the most recent date to which interest has been paid on the Initial Notes, the Exchange Notes or the Private Exchange
Notes, as the case may be, or if no interest has been paid, from and including February 1, 2002 through but excluding the date on which interest is paid. Interest shall be payable semiannually in arrears on each February 1 and August 1 and at stated maturity, commencing August 1, 2002. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided above, there will be no periodic payments of interest.

            In the case of a default in payment of principal of the Notes upon acceleration, redemption or purchase, the overdue principal shall bear interest at the rate of 10 5/8% per annum, from the date such amount is due until it is paid in full. The Company shall pay interest on overdue installments of interest at the same rate to the extent lawful. Interest on any overdue principal or installments of interest shall be payable on demand.

2.    Method of Payment

            The Company will pay interest, if any, referred to in paragraph 1 above (except defaulted interest) on the Securities to the Persons who are registered holders of Securities at the close of business on the January 15 or July 15 next preceding the applicable interest payment date even if Securities are canceled after such record date and on or before such interest payment date. The Company will pay interest referred to in paragraph 1 of the Initial Notes (except defaulted interest) on the Initial Notes in exchange for which the Exchange Notes or Private Exchange Notes were issued to the Persons who, at the close of business on the January 15 or the July 15 next preceding the applicable interest payment date, are registered holders of such Initial Notes, if such record date occurs prior to such exchange, or registered holders of the Exchange Notes or Private Exchange Notes, if such record date occurs on or after the date of such exchange, even if such Initial Notes, Exchange Notes or Private Exchange Notes are canceled after the record date and on or before such interest payment date. Holders must surrender Securities to a Paying Agent to collect Principal payments. The Company will pay Principal in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay Principal and interest by check payable in such money; provided, that all payments with respect to Global Securities the holders of which have given wire transfer instructions to the Company, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof.

3.    Paying Agent and Registrar

            Initially, The Bank of New York ("Trustee") will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Recourse Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

4.    Indenture

            The Company issued the Securities under an Indenture dated as of February 11, 1998 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

            The Securities are general unsecured obligations of the Company limited to $217,903,000 aggregate Principal Amount at Maturity (subject to Section 2.07 of the Indenture). This Security is one of the Exchange Notes or Private Exchange Notes referred to in the Indenture. The Securities include the Initial Notes, and any Exchange Notes and Private Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture. The Initial Notes, the Exchange Notes and Private Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on, among other things, the issuance of debt and redeemable stock by the Company, the issuance of debt and preferred stock by the Company and its Subsidiaries, the payment of dividends and other distributions on, and acquisitions or retirements of, the Company's Capital Stock, the sale or transfer of assets and Subsidiary stock and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Subsidiaries to restrict distributions and dividends from such Subsidiaries.

5.    Optional Redemption

            Except as set forth below, the Securities may not be redeemed by the Company prior to February 1, 2002. On and after such date, the Company may redeem the Securities in whole at any time or in part from time to time at the redemption prices listed below (expressed as percentages of Accreted Value as of the redemption date) for the periods indicated plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due, if any, on the relevant interest payment date):

      if redeemed during the 12-month period commencing on February 1,


               Period                        Redemption Price
               2002......................... 104.813%
               2003......................... 103.208%
               2004......................... 101.604%
               2005......................... 100.000%

            The Securities may be redeemed at the option of the Company at any time as a whole before February 1, 2002, at a redemption price equal to the sum of (i) the Accreted Value thereof at the date of redemption, plus
(ii) accrued and unpaid interest, if any, to the date of redemption, plus
(iii) the Applicable Premium at the date of redemption.

            Until February 1, 2001, the Company may redeem with, and to the extent the Company actually receives, the net proceeds of a Public Equity Offering of the Company or Parent the Securities in part from time to time at redemption price equal to 109 5/8% of the Accreted Value as of the redemption date plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due, if any, on the relevant interest payment date); provided, however, that at least $141,637,000 aggregate Principal Amount at Maturity of the Securities must remain outstanding after each such redemption. A "Public Equity Offering" means an underwritten public offering of common stock of the Company or Parent pursuant to an effective registration statement under the Securities Act.

6.    Mandatory Redemption

            In the event that (i) the Assumption is not consummated on or prior to June 30, 1998 or (ii) PX Holding elects to abandon the Transactions or the Recapitalization Agreement and the Stockholders Agreement are terminated, in any case, on or prior to June 30, 1998, for any reason, the Company shall redeem all the Securities at a redemption price in cash equal to the Accreted Value thereof at the redemption date on
(a) July 22, 1998, in the event that the Assumption is not consummated on or prior to June 30, 1998, or (b) the 20th day (or if such day is not a Business Day, the next following Business Day) following the abandonment of the Transactions or the termination of the Recapitalization Agreement and the Stockholders Agreement, in the event of such abandonment or termination.

7.    Notice of Redemption

            Notice of redemption pursuant to paragraph 5 will be mailed at least 30 days but not more than 60 days before the redemption date, and notice of redemption pursuant to paragraph 6 will be mailed promptly after the occurrence of the event triggering such redemption, in each case to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 Principal Amount at Maturity may be redeemed in part but only in whole multiples of $1,000 Principal Amount at Maturity. If money sufficient to pay the redemption price of all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such redemption date Accreted Value ceases to increase, and interest, if any, ceases to accrue, on such Securities (or such portions thereof) called for redemption.

8.    Put Provisions

            Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to the Put Amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase, in each case as provided in, and subject to the terms of, the Indenture.

9.    Subsidiary Guarantees

            Under certain circumstances, the payment of Principal of and interest, if any, on the Securities and other Obligations of the Company under the Securities and the Indenture will be unconditionally and jointly and severally guaranteed by the Subsidiary Guarantors, if any, pursuant to, and subject to the terms of, Section 4.11 and Article X of the Indenture.

10.   Subordination

            The Securities are subordinated to Senior Debt of the Company, as defined in the Indenture. To the extent provided in the Indenture, Senior Debt of the Company must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

11.   Denominations; Transfer; Exchange

            The Securities are in registered form without coupons in denominations of Principal Amount at Maturity of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

12.   Persons Deemed Owners

            The registered Holder of this Security may be treated as the owner of it for all purposes.

13.   Unclaimed Money

            If money for the payment of Principal or interest, if any, remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

14.   Defeasance

            Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of Principal and interest, if any, on the Securities to redemption or maturity, as the case may be.

15.   Amendment, Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture, any Subsidiary Guarantee or the Securities may be amended with the written consent of the Holders of at least a majority in Principal Amount at Maturity outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in Principal Amount at Maturity outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, any Subsidiary Guarantor and the Trustee, as applicable, may amend the Indenture, any Subsidiary Guarantee or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to provide for the issuance of the Exchange Notes or Private Exchange Notes, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act or to otherwise comply with the Act, to make any change in Article XI that would limit or terminate the benefits available to any holder of Senior Debt of the Company or any Subsidiary Guarantor under Article XI (or Representatives therefor), or to make any change that does not adversely affect the rights of any Securityholder. A consent to any amendment or waiver of any provision in the Indenture or in the Securities by any Holder given in connection with a tender of such Holder's Securities shall not be rendered invalid by such tender.

16.   Defaults and Remedies

            Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of Principal on the Securities at maturity, upon redemption pursuant to paragraph 5 or paragraph 6 of the Securities, upon declaration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities or the Escrow Agreement, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Debt of the Company or any Significant Subsidiary if the total principal amount on the portion of such Debt that is accelerated (or so unpaid) exceeds $10,000,000 and continues for 10 days after the required notice to the Company; (v) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; (vi) certain judgments or decrees for the payment of money in excess of $10,000,000; and (vii) a Subsidiary Guarantee ceasing to be in full force and effect (other than in accordance with the Indenture) or denial or disaffirmation by a Subsidiary Guarantor of its obligations under its Subsidiary Guarantee. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in Principal Amount at Maturity of the Securities may declare the Default Amount of all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Default Amount of the Securities being due and payable immediately upon the occurrence of such Events of Default.

            Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in Principal Amount of Maturity of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of Principal or interest) if it determines that withholding notice is in their interest.

17.   Trustee Dealings with the Company

            Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

18.   No Recourse Against Others

            A director, officer, employee or stockholder, as such, of the Company, the Subsidiary Guarantors or the Trustee shall not have any liability for any obligations of the Company, the Subsidiary Guarantors or the Trustee under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

19.   Authentication

            This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

20.   Abbreviations

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21.   CUSIP Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made, prior to the Effective Date, to: PX Escrow Corp., 35 East 62nd Street, New York, New York 10021, Attention: Secretary; and from and after the Effective Date, to: Panavision Inc., 6219 De Soto Avenue, Woodland Hills, California 91367, Attention: Secretary.




                             ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


      (Print or type assignee's name, address and zip code)

      (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to transfer
this Security on the books of the Company. The agent may substitute another to act for him.


----------------------------------------------------------------------------


Date: ________________  Your Signature:_________________________________
                                          (Sign exactly as your name
                                           appears on the other side
                                           of this Security.)

----------------------------------------------------------------------------



                  [TO BE ATTACHED TO GLOBAL SECURITIES]

          SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

            The following increases or decreases in this Global
Security have been made:



                  Amount of          Amount of
                 Decrease in         Increase in        Princial Amount        Signature of
                 Principal           Principal          at Maturity of         Authorized
                   Amount             Amount             this Global           Officer of
                at Maturity         at Maturity            Security            Trustee or
   Date of        of this             of this           Following such         Securities
  Exchange     Global Security    Global Security    Decrease or Increase      Custodian





                   OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box:

                                   [ ]

            If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the Principal Amount at Maturity:
$


Date:________________                 Your Signature:_______________________
                                      (Sign exactly as your name appears
                                      on the other side of the Security)



                                      Your Signature:_______________________
                                      (Sign exactly as your name appears
                                      on the other side of the Security)


Signature Guarantee:________________________________________________________
                       (Signature must be guaranteed)




                                                               EXHIBIT C



              [FORM OF SUBSIDIARY SUPPLEMENTAL INDENTURE]


            SUBSIDIARY SUPPLEMENTAL INDENTURE, dated as of ___________, between ________________, a _____________ (the "Guarantor"), and The Bank
of New York, as trustee under the Indenture referred to below (the
"Trustee").

                         W I T N E S S E T H :

            WHEREAS, PX Escrow Corp., a Delaware corporation ("PX Escrow") and the Trustee heretofore executed and delivered the Indenture, dated as of February 11, 1998 (as heretofore amended and supplemented, the "Indenture"), providing for the issuance of the 95/8% Senior Subordinated Discount Notes Due 2006 (the "Securities") (capitalized terms used herein but not otherwise defined have the meanings ascribed thereto in the Indenture);

            WHEREAS, pursuant to a Supplemental Indenture dated as of ______________, Panavision Inc., a Delaware corporation, assumed all of PX Escrow's obligations under the Indenture and the securities and became the successor Company thereunder;

            WHEREAS, pursuant to Section 4.11 of the Indenture, the Company is required to cause the Guarantor to execute and deliver to the Trustee this Subsidiary Supplemental Indenture pursuant to which the Subsidiary Guarantor shall provide a Guarantee as set forth in Article X of the Indenture;

            WHEREAS, Section 9.01(4) of the Indenture provides that the Company and the Trustee may amend the Indenture and the Securities without notice to or consent of any Holders of the Securities to add Subsidiary Guarantees; and

            WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Guarantor.

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:


                                ARTICLE I

                         Agreement to Guarantee

            Section 1.1. Agreement to Guarantee. The Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, irrevocably and unconditionally, to guarantee the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all Obligations of the Company under the Securities and the Indenture on the terms and subject to the conditions set forth in Article X of the Indenture, which guarantee shall be subordinated in right of payment to Senior Debt of the Guarantor in the manner provided in such Article X and shall be subject to automatic release in accordance with the provisions of
Section 4.11(c) of the Indenture.

            Section 1.2. Trustee's Acceptance. The Trustee hereby accepts this Supplemental Indenture and agrees to perform the same under terms and conditions set forth in the Indenture.


                               ARTICLE II

                              Miscellaneous

            Section 2.1. Effect of Supplemental Indenture. Upon the execution and delivery of this Supplemental Indenture by the Guarantor and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

            Section 2.2. Indenture Remains in Full Force and Effect.
Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

            Section 2.3. Indenture and Supplemental Indenture Construed Together. This Supplemental Indenture is an indenture supplemental to and implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

            Section 2.4. Confirmation and Preservation of Indenture. The Indenture as supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

            Section 2.5. Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required under the TIA to be part of and govern any provision of this Supplemental Indenture, the provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

            Section 2.6. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Section 2.7. Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Securities.

            Section 2.8. Successors. All agreements of the Guarantor in this Supplemental Indenture shall bind its successors except as provided in the Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

            Section 2.9. Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture and the Securities relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

            Section 2.10. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

            Section 2.11. Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

            Section 2.12. Headings. The Article and Section headings herein are have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.


                                     [GUARANTOR]


                                     By: ______________________
                                     Name:
                                     Title:


                                     THE BANK OF NEW YORK,
                                     as Trustee


                                     By: ______________________
                                     Name:
                                     Title: